Exhibit 10.96

LEASE

BY AND BETWEEN

CLEAN ENERGY

“LANDLORD”

AND

NG ADVANTAGE LLC

“TENANT”

DATED: OCTOBER 14, 2014

LEASE

1.                                      Basic Provisions.  (“Basic Provisions”).

1.1                               Parties.  This Lease (“Lease”) dated October 14, 2014 (the “Effective Date”), is made by and between Clean Energy, a California corporation (“Landlord”), and NG Advantage LLC, a Delaware limited liability company (“Tenant”) (collectively, the “Parties” or individually, a “Party”).

1.2                               Premises.  The premises (“Premises”) which are the subject of this Lease consist of the following:

(a)                                 that certain real property consisting of approximately 6.30 acres, more or less, located in the Town of Milton, Vermont, and being more particularly described in Exhibit A attached hereto (the “Real Property”);

(b)                                 all of Landlord’s right, title and interest in and to all improvements and fixtures located on the Real Property, all apparatus, equipment and appliances used in connection with the operation or occupancy of the Real Property, including all pipes, pipelines, compressors, dispensers, dryers, chillers, systems, facilities and equipment used in connection with the operation of a compressed natural gas distribution facility and fueling station on the Real Property (collectively, the “Improvements”); and

(c)                                  all personal property owned by Landlord located on or in or used in connection with the Real Property and Improvements as of the date hereof, including, without limitation, those items described in Exhibit B attached hereto together with all replacements, parts, additions, accessories and substitutions thereto and therefor (the “Personal Property”).

Prior to the Commencement Date, Tenant owned the Premises, and upon the Commencement Date, Tenant sold the Premises to Landlord in exchange for cash and a certain promissory note in favor of Tenant, as lender (the “Note”), in accordance with the terms of the Purchase Agreement, dated as of the Effective Date (the “Purchase Agreement”).

1.3                               Term.  7 years (“Term”) commencing October 14, 2014 (“Commencement Date”) and ending October 13, 2021 (“Expiration Date”), unless extended in accordance with Addendum #1 attached hereto or sooner terminated in accordance with this Lease.

1.4                               Base Rent.  The “Base Rent” payable under this Lease shall initially equal $84,000 per month, and Base Rent in the amount of $84,000 is payable on the Effective Date of this Lease for the period October 14, 2014 through November 14, 2014.  Base Rent shall be increased by the amount of $21,000 (the “Upgrade Rental Increment”) to $105,000 upon the first day of the first month following the Upgrade In-Service Date, as hereinafter defined (such day, the “Special Upgrade Work Rent Payment Date”).  On or prior to the Special Upgrade Work Rent Payment Date, Tenant shall pay to Landlord a special rental payment (the “Special Upgrade Work Rent Payment”) in an amount equal to the sum of (a) the sum of $9,000 multiplied by the number of whole months during the period commencing on the Effective Date and ending on the day prior to the Special Upgrade Work Rent Payment Date plus (b) a prorated portion of a monthly amount equal to the Upgrade Rental Increment for any partial month during such period, subject to Landlord’s offset rights on account thereof under the Note.

1.5                               Tenant’s Share of Operating Expenses.  (“Tenant’s Share”).

(a)                                 Operating Expenses                                                                                                                                                                                                                                                     100%

1.6                               Tenant’s Estimated Monthly Rent Payment.  Following is the estimated monthly Rent payment to Landlord pursuant to the provisions of this Lease.  This estimate is made at the inception of the Lease and is subject to adjustment pursuant to the provisions of this Lease:

(a)                                 Base Rent (Paragraph 4.1):

$84,000 through Special Upgrade Work Rent Payment Date; $105,000 thereafter, except as provided in Addendum #1

(b)                                 Operating Expenses (Paragraph 4.2,
excluding Lease-Related Taxes, and
Landlord Insurance):

Not expected to be payable monthly

(c)                                  Lease-Related Taxes (Paragraph 10):

Not expected to be payable monthly

(d)                                 Estimated Monthly Payment
(sum of (a), (b) and (c)):

$84,000 through Special Upgrade Work Rent Payment Date; $105,000 thereafter, except as provided in Addendum #1

1.7                               Security Deposit.  Not applicable.

1.8                               Permitted Use.  (“Permitted Use”)  Compressed natural gas distribution facility and fueling station.

1.9                               Guarantor.  N/A

1.10                        Addenda.  Attached hereto are the following Addenda, all of which constitute a part of this Lease:

(a)                                 Addendum #1 (Option to Extend)

1.11                        Exhibits.  Attached hereto are the following Exhibits, all of which constitute a part of this Lease:

Exhibit A:  Description of Real Property

Exhibit B:  Description of Personal Property

1.12                        Address for Rent Payments.  All amounts payable by Tenant to Landlord shall, until further notice from Landlord, be paid to Landlord at the following address:

Clean Energy

4675 MacArthur Court, Suite 800

Newport Beach, CA 92660

Attention:  Accounts Receivable

2.                                      Premises.

2.1                               Letting.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises upon all of the terms, covenants, and conditions, set forth in this Lease.  Any statement of square footage or acreage set forth in this Lease or that may have been used in calculating Base Rent and/or Operating Expenses is an approximation which Landlord and Tenant agree is reasonable, and the Base Rent and Tenant’s Share based thereon is not subject to revision whether or not the actual square footage or acreage is more or less.

2.2                               [Reserved].

2.3                               Waivers and Disclaimers.  LANDLORD MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER.  TENANT ACKNOWLEDGES AND AGREES THAT IT IS LEASING THE PREMISES “AS-IS WHERE-IS” WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY LANDLORD AND IN EACH CASE SUBJECT TO (A) THE EXISTING STATE OF TITLE, (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF (IF ANY), (C) ANY STATE OF FACTS REGARDING ITS PHYSICAL CONDITION OR WHICH AN ACCURATE SURVEY MIGHT SHOW, (D) ALL LAWS, REGULATIONS, RULES AND ORDERS AFFECTING THE PREMISES, AND (E) ANY VIOLATIONS OF LAWS, REGULATIONS, RULES AND ORDERS AFFECTING THE PREMISES WHICH MAY EXIST ON THE DATE HEREOF.  LANDLORD HAS NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) NOR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE, VALUE, HABITABILITY, USE, CONDITION, DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF THE PREMISES (OR ANY PART THEREOF), OR AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE), OR AS TO THE LACK OF INFRINGEMENT ON ANY PATENT, TRADEMARK OR COPYRIGHT, THE CONFORMITY OF THE PREMISES TO THE DESCRIPTION THEREOF IN THIS LEASE, OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED WITH RESPECT TO THE PREMISES (OR ANY PART THEREOF), AND LANDLORD SHALL NOT BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREON OR THE FAILURE OF THE PREMISES, OR ANY PART THEREOF, TO COMPLY WITH ANY LAW.  LANDLORD HAS NOT GIVEN, AND LANDLORD

HEREBY DISCLAIMS, ANY ADVICE, REPRESENTATION, WARRANTY OR COVENANT, EITHER EXPRESSED OR IMPLIED, WITH RESPECT TO ANY LEGAL, ECONOMIC, ACCOUNTING, TAX OR OTHER EFFECTS OF THIS LEASE OR THE TRANSACTIONS CONTEMPLATED BY THIS LEASE, AND TENANT HEREBY DISCLAIMS ANY RELIANCE ON LANDLORD WITH RESPECT TO ANY OF THE FOREGOING.  LANDLORD SHALL NOT BE DEEMED TO HAVE MADE, BE BOUND BY OR LIABLE FOR, ANY REPRESENTATION, WARRANTY OR PROMISE MADE BY THE SUPPLIER, MANUFACTURER, DISTRIBUTOR OR OTHER SELLER (OR ANY SALES REPRESENTATIVE OR AGENT THEREOF) OF ANY PORTION OF THE PREMISES.  IN NO EVENT SHALL LANDLORD BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES.  LANDLORD SHALL NOT BE LIABLE FOR ANY DELAY IN THE DELIVERY OR INSTALLATION OF ANY EQUIPMENT, MACHINERY OR PERSONAL PROPERTY.  TENANT HAS SELECTED AND, WITH RESPECT TO THE UPGRADE WORK, SHALL SELECT ALL EQUIPMENT, MACHINERY OR PERSONAL PROPERTY WITHOUT LANDLORD’S ASSISTANCE, AND TENANT EXPRESSLY DISCLAIMS ANY RELIANCE UPON ANY STATEMENT OR REPRESENTATION MADE BY LANDLORD IN CONNECTION WITH THE SELECTION, SHIPMENT, DELIVERY AND INSTALLATION OF ANY EQUIPMENT,  MACHINERY OR PERSONAL PROPERTY INCLUDED WITHIN THE DEFINITION OF THE PREMISES.  LANDLORD IS NOT A MANUFACTURER OF ANY EQUIPMENT, MACHINERY OR PERSONAL PROPERTY INCLUDED WITHIN THE DEFINITION OF THE PREMISES.  TENANT EXPRESSLY ASSUMES THE RISK THAT ADVERSE PHYSICAL, ENVIRONMENTAL, FINANCIAL AND LEGAL CONDITIONS MAY NOT BE REVEALED BY TENANT’S INSPECTION OF THE PROPERTY.  WITHOUT LIMITING THE SCOPE OR GENERALITY OF THE FOREGOING, TENANT EXPRESSLY ASSUMES THE RISK THAT THE PREMISES DOES NOT OR WILL NOT COMPLY WITH ANY ENVIRONMENTAL REQUIREMENTS OR OTHER LAWS NOW OR HEREAFTER IN EFFECT.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, TENANT WAIVES THOSE RIGHTS AND REMEDIES AGAINST A LANDLORD CONFERRED UPON A TENANT BY ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE (INCLUDING ANY RIGHTS OR REMEDIES TENANT MAY HAVE UNDER SECTIONS 2A-508 — 2A-522 THEREOF), TO THE EXTENT APPLICABLE TO THE PREMISES, AND THOSE RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE, IN EITHER CASE THAT ARE INCONSISTENT WITH OR THAT WOULD LIMIT OR MODIFY LANDLORD’S RIGHTS SET FORTH IN THIS LEASE.  The provisions of this Paragraph 2.6 have been negotiated by the Landlord and Tenant after due consideration for the Rent payable hereunder and as part of the consideration for the transfer of the Premises from Tenant to Landlord pursuant to the Purchase Agreement, and are intended to be a complete exclusion and negation of any representations or warranties of the Landlord, express or implied, with respect to the Premises that may arise pursuant to any law now or hereafter in effect, or otherwise.

2.4                               Assignment of Warranties, Etc.  To the extent permitted, Landlord hereby assigns to Tenant, for the Term, all warranties, indemnities, and representations provided by the manufacturer or supplier of any portion of the Premises, subject to Tenant’s obligation to reassign to Landlord all such warranties, indemnities and representations upon any repossession of any applicable portion of the Premises and upon the termination of this Lease.  Tenant shall have the right to take any action it deems appropriate to enforce such warranties, indemnities and representations provided such enforcement is pursued in Tenant’s name and at its expense.  Any recovery resulting from any such enforcement efforts will be divided between Landlord and Tenant as their interests may appear.

2.5                               Acknowledgment of Information concerning Seller/Supplier.  With respect to any items of equipment, machinery or Personal Property included within the definition of the Premises, Tenant, by its execution of this Lease, acknowledges that Landlord has informed it (a) of the identity of the seller or supplier of any items of equipment, machinery or Personal Property included within the definition of the Premises as of the date hereof; (b) that the identity of the seller or supplier of any items of equipment, machinery or Personal Property to be included within the definition of the Premises in connection with the Upgrade Work will be available to Tenant, (c) Tenant is entitled under Article 2A of the Uniform Commercial Code to the promises and warranties, including those of any third party, provided to Landlord in connection with, or as a part of, the applicable purchase order, invoice, purchase and sale agreement or other purchase documentation relating to any such item, and (d) Tenant may communicate with the applicable seller or supplier and receive an accurate and complete statement of the promises and warranties, including any disclaimers and limitations of them or of remedies.

3.                                      Term.

3.1                               Term.  The Commencement Date, Expiration Date, and Term of this Lease are as specified in Paragraph 1.3.

4.                                      Rent.

4.1                               Base Rent.  Tenant shall pay to Landlord Base Rent and other monetary obligations of Tenant to Landlord under the terms of this Lease (such other monetary obligations are herein referred to as “Additional Rent”) in lawful money of the United States, without offset or deduction.  Commencing on the Effective Date and on the same day as the Effective Date of each and every month thereafter during the Term, Tenant shall pay to Landlord Base Rent in advance.  Other monetary obligations of Tenant to Landlord under the terms of this Lease (such other monetary obligations are herein referred to as “Additional Rent”) shall be paid to Landlord within thirty (30) days following Tenant’s receipt from Landlord of an invoice detailing such Additional Rent.  Base Rent (and, to the extent applicable, Additional Rent) for any period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved.  Payment of Base Rent and Additional Rent shall be made to Landlord at its address stated herein or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tenant.  Base Rent and Additional Rent are collectively referred to as “Rent.”  All monetary obligations of Tenant to Landlord under the terms of this Lease are deemed to be Rent.  Rent shall be paid absolutely net to Landlord or its designee, so that this Lease shall yield to Landlord the full amount thereof, without setoff, deduction or reduction.  Without limiting the foregoing, all payments and reimbursements to Landlord made by or on account of any obligation of Tenant under this Lease shall be free and clear of and without deduction for any and all taxes, levies, imposts, deductions, assessments, charges or withholdings, and all liabilities with respect thereto of any nature whatsoever (“Taxes”), except for Excluded Taxes, as hereinafter defined.  If Tenant shall be required by law to deduct any such amounts from or in respect of any sum payable under this Lease to Landlord, then the sum payable to Landlord shall be increased as may be necessary so that, after making all required deductions for Taxes (including any deductions for Taxes as may apply to such increase), Landlord receives an amount equal to the sum it would have received had no such deductions for Taxes been made.  If Landlord incurs any obligation for Taxes on account of any payments or reimbursements to Landlord made by or on account of any obligation of Tenant under this Lease, then Tenant shall promptly pay to Landlord upon demand such additional amounts necessary to compensate Landlord, on an after-tax basis, for any Taxes incurred by Landlord with respect to such payments or reimbursements.  As used herein, “Excluded Taxes” means income or franchise taxes imposed on (or measured by) Landlord’s net assets, receipts or income by the United States of America, or by the jurisdiction under the laws of which Landlord is organized or in which Landlord’s principal office is located.

4.2                               Operating Expenses.  To the extent that any Operating Expenses are not paid directly by Tenant, Tenant shall pay to Landlord in accordance with Paragraph 4.1, Tenant’s Share of all Operating Expenses:

(a)                                 “Operating Expenses” are, the following costs, to the extent incurred by Landlord relating to the ownership and operation of the Premises and not paid directly by Tenant:

(i)                                     The operation, repair, maintenance, and replacement, in neat, clean, good order, and condition of the parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, drainage systems, lighting facilities, fences and gates, exterior signs, and tenant directories.

(ii)                                  Water, gas, electricity, telephone, and other utilities servicing the Premises.

(iii)                               Trash disposal, janitorial services, snow removal, property management, and security services.

(iv)                              [Reserved]

(v)                                 Lease-Related Taxes, as hereinafter defined.

(vi)                              Monthly amortization of capital improvements to the Premises.  The monthly amortization of any given capital improvement shall be the sum of the (a) quotient obtained by dividing the cost of the capital improvement by Landlord’s estimate of the number of months of useful life of such improvement plus (b) an amount equal to the cost of the capital improvement times 1/12 of the lesser of 10% or the maximum annual interest rate permitted by law.

(vii)                           Maintenance of the Improvements including, but not limited to, painting, caulking, and repair and replacement of Improvements components, including, but not limited to, roof membrane, and fire detection and sprinkler systems.

(viii)                        Heating, ventilating, and air conditioning systems (“HVAC”).

(ix)                              If Tenant fails to maintain the Premises, any expense incurred by Landlord for such maintenance.

(b)                                 The inclusion of the improvements, facilities, and services set forth in Subparagraph 4.2(a) shall not impose any obligation upon Landlord either to have said improvements or facilities or to provide those services.

4.3                               Net Lease.  Except as expressly set forth in this Lease, the obligations of Tenant hereunder shall be noncancelable, absolute and unconditional under all circumstances for the Term of this Lease.  Any present or future law to the contrary notwithstanding, this Lease shall not terminate, nor shall Tenant be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Base Rent or Additional Rent, nor shall the obligations of Tenant hereunder be affected (except as expressly herein permitted and by performance of the obligations in connection therewith) for any reason whatsoever, including without limitation by reason of: (a) any damage to or destruction to any portion of the Premises or any part thereof; (b) any taking of any portion of the Premises or any part thereof or interest therein by condemnation or otherwise; (c) any prohibition, limitation, restriction or prevention of Tenant’s use, occupancy or enjoyment of the Premises or any part thereof, or any interference with such use, occupancy or enjoyment by any Person or for any other reason; (d) any title defect, lien or any matter affecting title to the Premises; (e) any eviction by paramount title or otherwise; (f) any default by Landlord hereunder; (g) any action for bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding relating to or affecting Landlord, Tenant, or any governmental authority; (h) the impossibility or illegality of performance by Landlord, Tenant or both; (i) any action of any governmental authority or any other Person; (j) breach of any warranty or representation with respect to the Premises or any other agreement; (k) any defect in the condition, quality or fitness for use of the Premises or any part thereof; or (l) any other cause or circumstance whether similar or dissimilar to the foregoing and whether or not Tenant shall have notice or knowledge of any of the foregoing.  Tenant hereby waives all right (a) to terminate, surrender or repudiate this Lease, (b) to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to any Base Rent or Additional Rent, or (c) reject or revoke acceptance of any portion of the Premises.  Tenant shall remain obligated under this Lease in accordance with its terms and Tenant hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease.  The parties intend that the obligations of Tenant hereunder shall be covenants, agreements and obligations that are separate and independent from any obligations of Landlord hereunder and shall continue unaffected unless such covenants, agreements and obligations shall have been modified or terminated in accordance with an express provision of this Lease.  Nothing in this Paragraph 4.3 or any other provision of this Lease shall constitute a waiver by Tenant of its right to bring an independent cause of action for damages, injunctive relief or declaratory judgment against Landlord for any default or breach by Landlord under this Lease or under any other agreement; provided, however, that no such cause of action shall under any circumstances entitle Tenant to off-set, abate, deduct from or defer the payment of Rent.  Landlord and Tenant acknowledge and agree that the provisions of this Paragraph 4.3 have been specifically reviewed and subjected to negotiation.

5.                                      Security Deposit.  [Reserved]

6.                                      Use.

6.1                               Permitted Use.  Tenant shall use and occupy the Premises only for the Permitted Use set forth in Paragraph 1.8.  Tenant shall not commit any nuisance, permit the emission of any objectionable noise or odor, suffer any waste, or make any use of the Premises which is contrary to any law or ordinance, which will invalidate or increase the premiums for any of Landlord’s insurance, or for any consumer, personal, home or family purposes.

6.2                               Hazardous Substances.

(a)                                 Permitted Uses of Hazardous Substances.  Tenant shall be permitted to use those Hazardous Substances (as hereinafter defined) Tenant reasonably deems appropriate in its operation of the Premises for the Permitted Use, provided such activities are in compliance with all Environmental Requirements (as hereinafter defined).

(b)                                 Duty to Inform Landlord.  Promptly upon Tenant’s actual knowledge of the presence of Hazardous Substances in any portion of the Premises in concentrations and conditions that constitute a violation under any Environmental Requirements and which, in the reasonable opinion of Tenant, the cost to undertake any legally required response, clean up, remedial or other action will or might result in a cost to Tenant of more than $50,000, Tenant shall notify Landlord in writing of such condition. In the event of any violation under any Environmental Requirements (regardless of whether notice thereof must be given), Tenant shall, not later than thirty (30) days after Tenant has actual knowledge of such violation under the applicable Environmental Requirements, promptly and diligently commence to undertake and diligently thereafter complete any response, clean up, remedial or other action (including without limitation the pursuit by Tenant of appropriate action against any off-site or third party source for contamination) necessary to remove, cleanup or remediate the violation of the applicable Environmental Requirements in accordance with all Environmental Requirements.  Any such undertaking shall be timely completed in accordance with prudent industry standards.  Tenant shall, upon completion of remedial action by Tenant, cause to be prepared by a reputable environmental consultant acceptable to Landlord a report describing the violation under the Environmental Requirements and the actions taken by Tenant (or its agents) in response to such violation, and a statement by the consultant that such violation has been remedied in full compliance with applicable Environmental Requirements.  Promptly, but in any event within ten (10) business days from the date an officer of Tenant has actual knowledge thereof, Tenant shall provide to Landlord written notice of any pending claim, action or proceeding involving any Environmental Requirements in connection with the Premises.  All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and Tenant’s proposed response thereto.  In addition, Tenant shall provide to Landlord, within five (5) business days of receipt, copies of all material written communications with any governmental authority relating to any Environmental Requirements in connection with the Premises.  Tenant shall also promptly provide such detailed reports of any such material environmental claims as may reasonably be requested by Landlord.

(c)                                  Indemnification.  Tenant shall indemnify, protect, defend, and hold Landlord, Landlord’s affiliates, Lenders, and the directors, officers, partners, employees, attorneys and agents, heirs, personal representatives, successors and assigns of the foregoing (“Landlord Entities”) and the Premises harmless from and against all claims, demands, liabilities (including strict liability), losses, damages (including consequential damages), causes of action, judgments, penalties, fines, costs and expenses (including fees, costs and expenses of attorneys, consultants, contractors, experts and laboratories), of any and every kind and character, contingent or otherwise, matured or unmatured, known or unknown, foreseeable or unforeseeable, made, incurred, suffered, brought, or imposed at any time and from time to time, and arising in whole or in part from any of the following matters, regardless of whether caused by Tenant, any of Tenant’s employees, agents, contractors, servants, visitors, suppliers, or invitees, any prior owner of the Premises or its tenant or subtenant, or any third party arising out of or relating to any of the following:

(i)                                     The presence of any Hazardous Substance (as hereinafter defined) on the Premises, or any escape, seepage, leakage, spillage, emission, release, discharge or disposal of any Hazardous Substance on or from the Premises, or the migration or release or threatened migration or release of any Hazardous Substance to, from or through the Premises; or

(ii)                                  Any act, omission, event or circumstance existing or occurring in connection with the handling, treatment, containment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Substance which is or was present on the Premises; or

(iii)                               Any violation of any Environmental Requirement, regardless of whether any act, omission, event or circumstance giving rise to the violation constituted a violation at the time of the occurrence or inception of such act, omission, event or circumstance; or

(iv)                              Any investigative, enforcement, cleanup, removal, containment, remedial or other private or governmental or regulatory action at any time threatened, instituted or completed pursuant to any applicable Environmental Requirement against or with respect to the Premises or any condition, use or activity on the Premises, and any claim at any time threatened or made by any person against or with respect to the Premises or any condition, use or activity on the Premises, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or in any way arising in connection with any Hazardous Substance or any Environmental Requirement; or

(v)                                 The filing or imposition of any environmental lien against the Premises, because of, resulting from, in connection with, or arising out of any of the matters referred to in clauses (i) through (iv) preceding.

Without limiting the generality of the foregoing, the matters for which Tenant shall be responsible pursuant to these indemnification obligations include: (A) the investigation or remediation of any such Hazardous Substance or violation of any such Environmental Requirement, including the preparation of any feasibility studies or reports and the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration, monitoring or similar work required by any Environmental Requirement or necessary to have full use and benefit of the Premises; (B) injury or damage to any person, property or natural resource occurring on or off the Premises, including the cost of demolition and rebuilding of any improvements on real property; (C) all liability to pay or indemnify any person or governmental authority for costs expended in connection with any of the matters included within the foregoing indemnification obligations; (D) the investigation and defense of any claim, whether or not such claim is ultimately defeated; and (E) the settlement of any claim or judgment.  Tenant’s obligations under this Paragraph 6.2(c) shall survive the Expiration Date or earlier termination of this Lease.  Upon demand by Landlord or any Landlord Entity, Tenant shall diligently defend the claim for which indemnification has been asserted, all at Tenant’s sole cost and expense and by counsel to be approved by Landlord or the applicable Landlord Entity in the exercise of its reasonable judgment.  In the alternative, at any time Landlord or any Landlord Entity entitled to indemnification may elect to conduct its own defense through counsel selected by such party and at the cost and expense of Tenant.

Notwithstanding the foregoing, Tenant shall not be required to indemnify Landlord or any Landlord Entity from any claims, demands, liabilities, losses, damages, cause of action, judgments, penalties, fines, costs or expenses described in this Paragraph 6.2(c) if it shall be determined in a final, non-appealable judicial determination that such claims, demands, liabilities, losses, damages, cause of action, judgments, penalties, fines, costs or expenses arose from the gross negligence or willful misconduct of Landlord or any Landlord Entity.

(d)                                 Release and Waiver.  Tenant hereby fully and forever releases, acquits and discharges Landlord and all Landlord Entities (as defined below) of and from, and hereby fully and forever waives:

(i)                                     Any and all claims, actions, causes of action, suits, proceedings, demands, rights, damages, costs, expenses or other compensation whatsoever, whether known or unknown, direct or indirect, foreseeable or unforeseeable, absolute or contingent (collectively, “Claims”), now existing or hereafter arising out of, directly or indirectly, or in any way connected with:  (A) the prior, present or future condition of the Premises including, without limitation, any condition of environmental contamination or pollution at the Premises, however and whenever occurring (including, without limitation, the contamination or pollution of any soils, subsoil media, surfacewaters or groundwaters at the Premises); (B) to the extent not already included in (A) above, the prior, present or future existence, release or discharge, or threatened release, of any Hazardous Substances at the Premises, however and whenever occurring (including, without limitation, the release or discharge, or threatened release, of any Hazardous Substances into the air at the Premises, or into any soils, subsoils, surfacewaters or groundwaters at the Premises); (C) the prior, present or future violation of, or non-compliance of the Premises with, any Environmental Requirements or other applicable laws now or hereafter in effect; (D) the prior, present or future condition of the soil at the Premises; (E) the prior, present or future condition of any improvements at the Premises, including, without limitation, the structural integrity and seismic compliance of any such improvements; and (F) to the extent not already covered by any of the foregoing clauses (A) through (E) above, the prior, present or future use, maintenance, development, construction, ownership or operation of the Premises by Landlord or any predecessor(s)-in-interest of Landlord in the Premises or by any tenant or other occupant of any portion of the Premises.

(ii)                                  Any or all of the following, to the extent arising out of, directly or indirectly, or in any way connected with any of the matters described in clauses (A) through (F) of Paragraph 6.2(d) above:  damages (including, without limitation, damages for death, personal injury, emotional distress, or injury to property, the environment or natural resources), whether occurring on or off of the Premises, and whether foreseeable or unforeseeable including, without limitation, compensatory damages, consequential damages, punitive damages, and the cost of demolition and rebuilding of any improvements; all losses (including, without limitation, lost profits, any diminution in the value of the Premises, and any damages for loss of business or restriction on use); all costs (including, without limitation, all costs and expenses related to the investigation, monitoring, remediation or other cleanup of Hazardous Substances or which are incurred in order to comply with any Environmental Requirements or other laws, rules, regulations or governmental order, decree or directive now or hereafter in effect); all liabilities (including, without limitation, liability to any third person or governmental authority to indemnify, reimburse or otherwise compensate such person or authority for anything); all judgments; all fines; all penalties; all fees (including, without limitation, fees for the services of attorneys, consultants, contractors, engineers, experts, laboratories and other professionals); all expenses; and all other compensation whatsoever.

(iii)                               Without limiting the scope or generality of the foregoing release and waiver provisions, and subject to the express limitations and exclusions therefrom, those provisions shall specifically include and cover to the extent applicable (A) any claim for or right to indemnification, contribution or other compensation based on or arising under CERCLA (hereinbelow defined), RCRA (hereinbelow defined) or any other similar or other laws, rules, regulations or governmental order, decree or directive now or hereafter in effect, and (B) any claim for or based on trespass, nuisance, waste, negligence, negligence per se, strict liability, ultrahazardous activity, indemnification, contribution or other theory arising under the common law of the State of Vermont (or any other applicable jurisdiction) or arising under any other similar or other laws, rules, regulations or governmental order, decree or directive now or hereafter in effect.

(iv)                              For purposes of this Paragraph 6.2, the word “at” also means on, under, in, above and in the vicinity of.

(v)                                 Tenant hereby agrees that the matters released in this Paragraph 6.2 are not limited to matters which are known or disclosed.  In this connection, Tenant acknowledges and agrees that it understands that factual matters now unknown to it may have given or may hereafter give rise to claims that are presently unknown, unanticipated and unsuspected, and Tenant further acknowledges and agrees that the releases herein have been negotiated and agreed upon in light of that realization and that it nevertheless intends to release, discharge and acquit Landlord from any such unknown claims.

(vi)                              The provisions of this Paragraph 6.2 have been negotiated by the Landlord and Tenant after due consideration for the Rent payable hereunder and as part of the consideration for the transfer of the Premises from Tenant to Landlord pursuant to the Purchase Agreement, and are intended to be a complete exclusion and negation of any representations or warranties of the Landlord, express or implied, with respect to the Premises that may arise pursuant to any law now or hereafter in effect, or otherwise.

(e)                                  As used in this Paragraph 6.2, the following terms have the meanings set forth below:

(i)                                     Hazardous Substances.  As used herein, the term “Hazardous Substances” means (a) any and all substances, chemicals, wastes, sewage, materials or emissions which are now or hereafter regulated, controlled, prohibited or otherwise affected by any Environmental Requirements now or hereafter in effect including, without limitation, any substance defined as a “hazardous substance”, “hazardous material”, “hazardous waste”, “toxic substance”, or “air pollutant” in the Comprehensive Environmental Response, Compensation and Liability Act, as amended (“CERCLA”), 42 U.S.C. § 9601, et seq., the Hazardous Substances Transportation Act, 49 U.S.C. § 1801, et seq., as amended, the Resource Conservation and Recovery Act, as amended (“RCRA”), 42 U.S.C. § 6901, et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251, et seq., or the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq.; federal, state or local laws, ordinances, rules, regulations, court orders or common law related in any way to the protection of the environment, health or safety; (b) any substance the presence of which at the Premises causes or threatens to cause a nuisance upon the Premises or to adjacent properties or poses or threatens to pose a hazard to the health or safety of human beings; and (c) any substance the presence of which at the Premises or at nearby or adjacent properties could constitute a trespass.  In addition to the foregoing, to the extent not already included therein, the term “Hazardous Substances” also means (i) asbestos (including, without limitation, asbestos containing materials); (ii) flammable, explosive, infectious, carcinogenic, mutagenic, or radioactive materials; (iii) petroleum or any substance containing or consisting of petroleum hydrocarbons (including, without limitation, gasoline, diesel fuel, motor oil, waste oil, grease or any other fraction of crude oil); (iv) paints and solvents; (v) lead; (vi) cyanide; (vii) DDT; (viii) printing inks; (ix) acids; (x) pesticides; (xi) ammonium compounds; (xii) polychlorinated biphenyls; (xiii) radon and radon gas; and (xiv) electromagnetic or magnetic materials, substances or emissions.

(ii)                                  Environmental Requirements.  As used herein, the term “Environmental Requirements” means all present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders and similar items of all governmental agencies, authorities, departments, commissions, boards, bureaus, or instrumentalities of the United States, any state (including, without limitation, the State of Vermont) and any political subdivisions thereof, and all applicable judicial, administrative, and regulatory decrees, judgments, and orders, all covenants, easements, and restrictions of record, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Landlord’s engineers and/or consultants in any way relating to (a) industrial hygiene, (b) environmental conditions on, in, under, or about the Premises, including soil and groundwater conditions, (c) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance) or (d) the protection or other regulation of human health or safety, natural resources or the environment, including, without limitation, all of the statutes, ordinances, codes, rules, regulations, orders, decrees, permits and other laws referred to in Paragraph 6.2(d)(vii)(A) above.

6.3                               Tenant’s Compliance with Requirements.  Tenant shall, at Tenant’s sole cost and expense, fully, diligently, and in a timely manner comply with all Environmental Requirements.  Tenant shall, within 5 days after receipt of Landlord’s written request, provide Landlord with copies of all documents and information evidencing Tenant’s compliance with any Environmental Requirements, and shall immediately upon receipt notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint, or report pertaining to or involving failure by Tenant or the Premises to comply with any Environmental Requirements.

6.4                               Inspection; Compliance with Law.  Subject to Landlord’s obligations in Paragraph 16.14 herein, Landlord and the holders of any mortgages, deeds of trust, or ground leases on the Premises (“Lenders”) shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Environmental Requirements.  If Landlord reasonably suspects that Tenant may be in breach of its obligations under Paragraph 6.2 above, beyond applicable notice and cure periods, Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant’s installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises.  Tenant shall upon request reimburse Landlord or Landlord’s Lenders, as the case may be, for the reasonable costs and expenses of such inspections.

7.                                      Maintenance, Repairs, Trade Fixtures and Alterations.

7.1                               Tenant’s Obligations.  Tenant shall, at Tenant’s sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition, and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonable or readily accessible to Tenant and whether or not the need for such repairs occurs as a result of Tenant’s use, any prior use, the elements, or the age of such portion of the Premises) including, without limiting the generality of the foregoing, the roof structure, roof membrane and roofing materials, the foundations and exterior walls of the Improvements, all equipment and facilities specifically serving the Premises (such as plumbing, heating, ventilating and air conditioning systems, electrical, lighting facilities, boilers, fired or unfired pressure vessels, and fire hose connectors), all fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights and all items comprising the Improvements or Upgrade Work, including without limitation all pipes, pipelines, compressors, dispensers, dryers, chillers, heat exchangers, electrical switchgear, systems, facilities and all other equipment or items related thereto.  Tenant’s obligations shall include restorations, replacements, or renewals when necessary to keep the Premises in good order, condition, and state of repair.  Tenant, at its sole cost and expense shall (a) procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Premises, (b) comply with all manufacturer’s specifications and standards, including without limitation the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Premises, whether or not compliance therewith shall require structural or extraordinary changes in the Premises or interfere with the use and enjoyment of the Premises, (c) make all alterations or additions to any item of equipment, machinery or Personal Property included within the definition of the Premises required by any applicable law, regulation or order, and (d) maintain accurate and complete books and records regarding the use, operation, maintenance and repair of any item of equipment, machinery or Personal Property included within the definition of the Premises.  Tenant shall not allow the Premises to be misused, abused or wasted or to deteriorate (except for ordinary wear and tear), and if any component of on the Premises becomes worn out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, Tenant, at its own expense shall, within a reasonable time, replace such component with a replacement component which is free and clear of all liens (other than those liens which Landlord has permitted) and has a value, utility and useful life at least equal to the component replaced (assuming the component replaced had been maintained and repaired in accordance with the requirements of this Lease).  If requested by the Landlord, Tenant shall cause any Personal Property to be plainly marked to disclose Landlord’s ownership, as specified by Landlord.  Tenant shall not, without the prior written consent of Landlord, remove from the Premises any fixture or personal property that is included within the definition of the Premises having significant value except such as are replaced by Tenant by fixtures or personal property of equal suitability and value, free and clear of any lien or security interest, which replacements shall be included within the definition of “Premises” hereunder.  In the event any item of equipment, machinery or Personal Property included within the definition of the Premises includes (or requires for its operation or maintenance) software governed by a software license, Tenant shall keep said license current for the entire Term and, to the extent the license allows title to the software to pass to the licensee, such title shall vest and remain in Landlord.

7.2                               Landlord’s Obligations.  Landlord shall have no responsibilities or obligations with respect to the maintenance, condition or repair of the Premises.  Landlord shall under no circumstances be required to build any improvements or install any equipment on the Premises, make any repairs, replacements, alterations or renewals of any nature or description to the Premises, make any expenditure whatsoever in connection with this Lease or maintain the Premises in any way.  Further, though Tenant may obtain from third parties any facilities or services, Landlord shall not itself be required to furnish to Tenant any facilities or service of any kind, such as, but not limited to, water, steam, heat, gas, hot water, electricity, light or power.  Landlord shall not be required to maintain, repair or rebuild all or any part of the Premises, and Tenant waives the right to (i) require Landlord to maintain, repair, or rebuild all or any part of the Premises, or (ii) make repairs at the expense of Landlord pursuant to any laws, rules, regulations or governmental order, decree or directive, requirement under any insurance policy, contract, agreement, covenant, condition or restriction at any time in effect.

7.3                               Alterations.  Without first obtaining Landlord’s written consent, Tenant shall not make nor cause to be made any alterations, installations, improvements or additions in, on, under, or about the Premises; provided, however, notwithstanding the foregoing, Tenant shall be permitted, without notice to or consent from Landlord, to make any alterations, installations, improvements or additions in, on, under, or about the Premises, which are consistent with the character of the existing Improvements on the Premises and which do not materially diminish the fair market value of the Premises, taken as a whole.  With respect to alterations requiring Landlord’s consent, which consent shall not be unreasonably withheld, conditioned, or delayed, if Landlord consents to any such alterations, installations, improvements or additions proposed to be made by Tenant, Tenant agrees that they shall be made and completed expeditiously, and shall in all events be completed prior to the scheduled Expiration Date; they shall be constructed and completed in a good and workmanlike manner and in compliance with all applicable laws, rules, regulations, codes and ordinances and the requirements of all insurance policies, free and clear of all mechanics’ and other liens; and Tenant shall pay all costs and expenses in connection therewith.  Tenant shall make no alterations or additions to any item of equipment, machinery or Personal Property included within the definition of the Premises that would void any warranty made by the supplier or manufacturer of any such item, result in the creation of any security interest, lien or encumbrance on any such item or impair the value or use thereof.  All additions (including, without limitation, replacement parts, additions, modifications, repairs and accessories) hereafter made to any item of equipment, machinery or Personal Property included within the definition of the Premises shall become a part thereof and Landlord’s property at the time made.  Notwithstanding the foregoing, on or before April 30, 2015 but subject to extension for a period not to exceed six (6) months on account of Force Majeure (as hereinafter defined), Tenant shall increase the capacity of the Property in accordance with those certain upgrades further described on Schedule 1 attached hereto and made a part hereof (the “Upgrade Work”), and Tenant shall cause the Upgrade Work to be completed in a good and workmanlike manner, and commissioned to Landlord’s satisfaction, on or prior to April 30, 2015, subject to extension for a period not to exceed six (6) months on account of Force Majeure, free and clear of mechanics’ and other liens and in compliance with all applicable laws, rules, regulations, codes, ordinances and requirements under insurance policies, all at Tenant’s sole cost and expense (and Tenant shall cause to be delivered to Landlord on or before such date such certifications and documentation confirming the same, in form and substance reasonably satisfactory to it, including copies of all federal, state and municipal land use permits and approvals for the use and occupancy of the Improvements on the Real Property (the “Permits”) or amendments to the Permits for the Upgrade Work or written determinations from the permit authorities that that Permits or amendments to the Permits are not required for the Upgrade Work).  The date on which the Upgrade Work has been completed and commissioned in accordance with the requirements of this Paragraph 7.3, and evidence of the completion and commissioning thereof reasonably satisfactory to Landlord has been delivered to Landlord in accordance with the requirements of this Paragraph 7.3 is referred to herein as the “Upgrade In-Service Date.”

7.4                               Surrender/Restoration.  Tenant shall surrender the Premises by the end of the last day of the Term or any earlier termination date, clean and free of debris and in good operating order, condition, and state of repair, ordinary wear and tear excepted.  In the case of any item of equipment or machinery the operation or maintenance of which requires software provided by the applicable vendor, manufacturer or supplier, Tenant shall deliver to Landlord all such software.  Tenant hereby waives any future claim to the software, including any right to purchase and/or use the software beyond the Term, unless Tenant purchases the applicable item of equipment or machinery to which it relates to the terms of this Lease.  Without limiting the generality of the above, Tenant shall remove personal property and signage identifying Tenant.  On the Expiration Date, Tenant shall cause to be delivered to Landlord a Phase I environmental site assessment recently prepared (no more than sixty (60) days prior to the date of delivery) by an independent recognized professional reasonably acceptable to Landlord, and in form, scope and content reasonably satisfactory to Landlord.  In addition, on the expiration or earlier termination of the Lease, Tenant shall assign to Landlord all of Tenant’s right, title and interest in and to all licenses, permits, certificates of occupancy, and approvals issued or granted in connection with the Premises and the use or operation thereof and all federal, state and municipal land use permits and approvals for the use and occupancy of the Premises.  If Tenant does not surrender or return any item of equipment, machinery or Personal Property included within the definition of the Premises to Landlord in the condition required under this Lease, then Landlord shall be entitled to the same remedies therefor as it has with respect to any holding over, as provided in Paragraph 18.9, until such items are surrendered and returned in compliance with this Lease.

8.                                      Insurance; Indemnity.

8.1                               Intentionally deleted.

8.2                               Tenant’s Insurance.

(a)                                 At its sole cost and expense, Tenant shall maintain in full force and effect during the Term of the Lease the following insurance coverages insuring against claims which may arise from or in connection with the Tenant’s operation and use of the Premises:

(i)                                     Commercial General Liability insurance with minimum limits of $1,000,000 per occurrence and $2,000,000 general aggregate for bodily injury, personal injury, and property damage, and for umbrella liability of not less than $5,000,000.  Such insurance shall be endorsed to include Landlord and Landlord Entities as additional insureds, shall be primary and noncontributory with any Landlord insurance, and shall provide severability of interests between or among insureds.

(ii)                                  Workers’ Compensation insurance with statutory limits and Employers Liability with a $1,000,000 per accident limit for bodily injury or disease.

(iii)                               Automobile Liability insurance covering all owned, nonowned, and hired vehicles with a $1,000,000 per accident limit for bodily injury and property damage.

(iv)                              Property insurance against “all risks” at least as broad as the current ISO Special Form policy, including earthquake and flood, for loss to any tenant improvements, Tenant’s property, or betterments, floor and wall coverings, and business personal property on a full insurable replacement cost basis with no co-insurance clause, and Business Income insurance covering at least six months of loss of income and continuing expense.

(v)                                 Pollution Legal Liability, with limits of $5,000,000 per claim and $5,000,000 aggregate including coverage for all operations, completed operations and professional services including coverage for bodily injury, sickness, disease, mental anguish or shock sustained by any person, including death; property damage including physical injury to or destruction of tangible property including the resulting loss of use thereof, clean-up costs, and the loss of use of tangible property that has not been physically injured or destroyed; and defense, including costs, charges and expenses incurred in the investigation or adjustment and defense of claims for such compensatory damages.  Coverage shall apply to sudden and non-sudden pollution conditions including the discharge, dispersal, release or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids or gases, waste materials or other irritants, contaminants or pollutants into or upon land, the atmosphere or any watercourse or body of water, which results in bodily injury, property damage or cleanup costs.

(b)                                 Tenant shall deliver to Landlord certificates of all insurance reflecting evidence of required coverages prior to initial occupancy, and annually thereafter.

(c)                                  If, in the opinion of Landlord’s insurance advisor, the amount or scope of such coverage is deemed inadequate at the expiration of the initial Term of this Lease and any Option Period, Tenant shall increase such coverage to such reasonable amounts or scope as Landlord’s advisor deems adequate and is consistent with the types of insurance carried by Tenants leasing similar properties in similar jurisdictions.

(d)                                 All insurance required under Paragraph 8.2 (i) shall be issued by insurers licensed to do business in the state in which the Premises are located and which are rated A:VII or better by Best’s Key Rating Guide and (ii) shall be endorsed to provide at least 30-days prior notification of cancellation or non-renewal in coverage to said additional insureds.  Furthermore, Tenant shall give Landlord immediate notice (within one business day after Tenant obtains knowledge) of any policy cancellation, non-renewal or material change.

8.3                               Landlord’s Insurance.  Landlord may, but shall not be obligated to, maintain “all risks” coverage as broad as the current ISO Special Form policy covering the Improvements and Landlord’s property, Commercial General Liability insurance, and such other insurance in such amounts and covering such other liability or hazards as deemed appropriate by Landlord.  The amount and scope of coverage of Landlord’s insurance shall be determined by Landlord from time to time in its sole discretion and shall be subject to such deductible amounts as Landlord may elect.  Landlord shall have the right to reduce or terminate any insurance or coverage.

8.4                               Waiver of Subrogation.  A waiver of subrogation in favor of Landlord Entities will be provided for all insurance policies required herein.

8.5                               Indemnity.  Tenant shall protect, defend, indemnify, and hold Landlord and Landlord Entities harmless from and against any and all losses, damages, liabilities, judgments, costs, claims, liens, expenses, penalties, court costs, and attorneys’ and consultants’ fees incurred by reason of:

(a)                                 any actual or alleged act, neglect, fault, or omission by or of Tenant, its agents, servants, employees, invitees, contractors, suppliers, subtenants, or visitors;

(b)                                 the conduct or management of any work or anything whatsoever done by the Tenant on or about the Premises; or from transactions of the Tenant concerning the Premises; or from any accident, injury or damage to any person or to the property of any person occurring in or about the Premises;

(c)                                  Tenant’s failure to comply with any and all governmental laws, ordinances, and regulations applicable to the condition or use of the Premises or its occupancy; or

(d)                                 any breach or default on the part of Tenant in the performance of any covenant or agreement to be performed pursuant to this Lease; or

(e)                                  the manufacture, purchase, sale, lease, ownership, installation, location, maintenance, operation, condition (including latent and other defects, whether or not discoverable), selection, delivery, return or any accident in connection with any compressed natural gas or other personal property or goods from the Premises or any portion thereof (including any claim for patent, trademark or copyright infringement) during the Term, regardless of where, how or by whom operated.

Notwithstanding the foregoing, Tenant shall not be required to indemnify Landlord or any Landlord Entity from any claims, demands, liabilities, losses, damages, cause of action, judgments, penalties, fines, costs or expenses described in this Paragraph 8.5 if it shall be determined in a final, non-appealable judicial determination that such claims, demands, liabilities, losses, damages, cause of action, judgments, penalties, fines, costs or expenses arose from the gross negligence or willful misconduct of Landlord or any Landlord Entity.  In addition, the Parties acknowledge that the foregoing provisions do not address Hazardous Substances, which are governed by Section 6.2 of this Lease.

The provisions of this Paragraph 8.5 shall, with respect to any claims or liability accruing prior to such termination, survive the Expiration Date or earlier termination of this Lease.

8.6                               Exemption of Landlord from Liability.  Landlord shall not be liable for and Tenant waives any claims against Landlord for injury or damage to the person or the property of Tenant, Tenant Entities, or any other person in or about the Premises from any cause whatsoever, including, but not limited to, damage or injury which is caused by or results from (a) fire, steam, electricity, gas, water, or rain, or from the breakage, leakage, seepage, back up of sewers or drains, obstruction, or other defects of pipes, fire sprinklers, wires,  appliances, plumbing, air conditioning, or lighting fixtures, (b) the condition of the Premises, (c) any seismic activity, casualty or act of God, (d) any theft, vandalism, acts of a public enemy, riot, strike, insurrection, war, terrorist acts, or (e) any court order, requisition or order of governmental body or authority, whether the said injury or damage results from conditions arising upon the Premises or from other sources, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible.  Notwithstanding Landlord’s negligence or breach of this Lease, Landlord shall under no circumstances be liable for injury to Tenant’s business, for any loss of income or profit therefrom, or any indirect, consequential, or punitive damages.

9.                                      Damage or Destruction.

9.1                               Casualty.  Subject to the terms expressly set forth in this Paragraph 9.1, Tenant assumes all risk of any damage to, or loss, theft, confiscation or destruction (“Casualty”) of, the Premises.  Tenant shall give Landlord immediate written notice of any Casualty.  In the event of any Casualty, this Lease shall continue in full force and effect, without abatement of rent, and Tenant shall, at its sole cost and expense, promptly and diligently repair and restore the Premises to substantially the same condition, operation, function and value as existed immediately prior to such Casualty, in a good and workmanlike manner, in compliance with all applicable laws, rules, regulations, codes and ordinances, and free and clear of mechanics’ and any other liens.  If any items of equipment, machinery or Personal Property included within the definition of the Premises suffer a Casualty which Landlord determines is beyond repair or materially impairs its residual value, Tenant shall promptly replace such items with similar items reasonably acceptable to Landlord having an equivalent value, utility and remaining useful life of such items, whereupon such replacement items shall constitute a component of the Premises for all purposes the Lease.  Provided no Default then exists (or any Default which therefore existed has been cured to Landlord’s satisfaction and waived by Landlord in its discretion), Tenant shall be entitled to receive (and Landlord shall pay over to Tenant, if received by Landlord) any casualty insurance proceeds actually received by Landlord by reason of such Casualty, in an amount not in excess of the actual, out-of-pocket costs incurred by Tenant in connection with the repair and restoration of the Premises, and any rental interruption insurance proceeds to which Landlord may become entitled by reason of such Casualty in an amount not in excess of the rentals actually paid by Tenant hereunder following such Casualty and pending the completion of the repairs and restoration of the Premises.  If a Default then exists which has not been cured to Landlord’s satisfaction and waived by Landlord, such proceeds shall be paid directly to Landlord, and Landlord shall have no obligation to release such proceeds to Tenant unless and until the Default has been cured, and in such case the proceeds to be released to Tenant shall not exceed the actual, out-of-pocket costs incurred by Tenant in connection with the repair and restoration of the Premises.  If the insurance proceeds payable to Tenant as a result of such Casualty are not sufficient to restore the Premises in accordance with this paragraph, Tenant shall pay the shortfall, at its sole cost and expense.  If the insurance proceeds payable exceed the actual, out-of-pocket costs incurred by Tenant in connection with the repair and restoration of the Premises, the excess shall be paid to Landlord.  Provided no Default then exists (or any Default which therefore existed has been cured to Landlord’s satisfaction and waived by Landlord in its discretion), Tenant may negotiate, adjust or appeal any claim for any insurance payment on account of any such Casualty and shall pay all expenses thereof.  At Tenant’s sole cost and expense, Landlord may, and at Tenant’s reasonable request, Landlord shall, participate in any such negotiation, adjustment or appeal.  Tenant waives any right to make repairs at the expense of Landlord.  Notwithstanding the foregoing, if the Premises are materially damaged by any Casualty within the last two hundred seventy (270) days of the Term, Tenant shall have the right to terminate this Lease by delivering written notice thereof to Landlord, assigning to Landlord all of the proceeds of the insurance described under Paragraph 8.2(a), paying to Landlord the amount of any insurance deductible applicable to such casualty, and complying with its obligations under Paragraph 7.4 (excluding any obligation to restore the Casualty damage).

10.                               Lease-Related Taxes.

10.1                        Payment of Lease-Related Taxes.  Tenant shall pay all Lease-Related Taxes to the extent attributable to any period during the term of this Lease and if for any reason any Lease-Related Taxes are actually paid by Landlord, such payments shall be an Operating Expense reimbursable pursuant to Paragraph 4.2.

10.2                        Lease-Related Tax Definition.  As used herein, the term “Lease-Related Taxes” refers to any form of tax or assessment, general, special, ordinary, or extraordinary (including, without limitation, sales, use, gross receipts, personal property, real property, ad valorem, business and occupational, franchise, value added, leasing, leasing use, documentary, stamp or other taxes), imposed or levied (a) upon the Premises, (b) upon any interest of Landlord in the Premises, (c) upon Landlord’s right to rent or other income from the Premises, (d) upon Landlord’s business of leasing the Premises and/or (e) with respect to the ownership, titling, registration, leasing, subleasing, possession, use, operation, removal, return or other dispossession thereof or upon the rents, receipts or earnings arising therefrom or upon or with respect to this Lease.  Lease-Related Taxes include (a) any license fee, commercial rental tax, excise tax, improvement bond or bonds, levy, or tax; (b) any tax or charge which replaces or is in addition to any of such above-described “Lease-Related Taxes,” (c) any fees, expenses, or costs (including attorneys’ fees, expert fees, and the like) incurred by Landlord in protesting or contesting any assessments levied or any tax rate, and (d) any fees, penalties or interest assessed as a result of the failure to pay any Lease-Related Taxes when due and payable.  Lease-Related Taxes for tax years commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date and Expiration Date.  Tenant, at no cost to Landlord, reasonably may contest the legal validity or amount of any such taxes, assessments, or charges for which Tenant is responsible, including Lease-Related Taxes, and institute such proceedings as Tenant considers necessary and Landlord shall cooperate reasonably at Tenant’s request and at no cost to Landlord, but only if (i) Tenant notifies the Landlord that it intends to contest such taxes, assessments, or charges, (ii) Tenant provides the Landlord with an indemnity, bond or other security satisfactory to the Landlord assuring the discharge of Tenant’s obligations for such taxes, assessments, or charges, including interest and penalties, (iii) Tenant diligently contests the same by appropriate legal proceedings in good faith and at its own expense and concludes such contest prior to the tenth (10th) day preceding the earlier to occur of the end of the Term or the date on which the Premises or any portion thereof could be sold, forfeited, terminated, cancelled or lost for non-payment, (iv) such proceeding shall not subject Tenant, Landlord or any Lender to criminal or civil liability (other than civil liability as to which adequate security has been provided pursuant to clause (ii) above), and (v) Tenant shall promptly upon final determination thereof pay the amount of such items, together with all costs, interest and penalties.

10.3                        Tax Returns.  Tenant shall file all required personal property tax returns relating to any items of equipment, machinery or Personal Property included within the definition of the Premises. In the event Landlord files appropriate property tax returns or other reports, Tenant shall upon demand immediately reimburse Landlord for all amounts paid by Landlord, plus processing costs.

10.4                        Joint Assessment.  If the Improvements are not separately assessed, Lease-Related Taxes allocated to the Improvements shall be an equitable proportion of the Lease-Related Taxes for all of the land and improvements included within the tax parcel assessed.

10.5                        Tenant’s Property Taxes.  Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant’s improvements, fixtures, furnishings, equipment, and all personal property of Tenant contained in the Premises.

10.6                        Tax Ownership and Benefits.  As between Landlord and Tenant, Landlord is the sole owner of the Premises, including any item of equipment, machinery or Personal Property included within the definition of the Premises, and has sole title thereto.  Landlord and Tenant agree that Landlord is entitled to all federal, state, and local tax benefits available to the owner of the Premises, including any items of equipment, machinery or Personal Property included within the definition of the Premises, and Tenant agrees that it shall take no position inconsistent with the assumption that Landlord is the owner of the Premises, including any items of equipment, machinery or Personal Property included within the definition of the Premises, for federal, state and local tax purposes.  Provided that the Tenant complies with its agreements in this Paragraph 10.6, Tenant shall not be responsible to Landlord under this Paragraph 10.6, under Paragraph 4.1 or otherwise for any loss of tax benefits that Landlord suffers if any applicable federal, state or local tax authority contests any position taken by Landlord or Tenant on any tax return that is consistent with the intention of the parties as reflected in this Paragraph 10.6 and prevails in connection with such contest, provided that, in connection with such contest, Tenant undertakes commercially reasonable efforts to defend the characterization of this Lease consistent with the intention of the parties as reflected in this Paragraph 10.6.

11.                               Utilities.  Tenant shall pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security, gas, and cleaning of the Premises, together with any taxes thereon.

12.                               Assignment and Subletting.

12.1                        Landlord’s Consent Required.

(a)                                 Tenant shall not assign, transfer, mortgage, pledge or otherwise transfer or encumber (collectively, “assign”) all or any part of Tenant’s interest in this Lease or in the Premises without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole and absolute discretion, and shall not sublet all on any portion of the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  No consent by Landlord to a sale, assignment, transfer, mortgage, pledge or hypothecation of this Lease or Tenant’s interest hereunder or to any sublease, and no assignment or subletting of the Premises or any part thereof in accordance with this Lease or otherwise with Landlord’s consent, shall release Tenant from liability hereunder (and, after giving effect to any such assignment, Tenant shall remain jointly and severally liable with the assignee for all obligations of the Tenant hereunder, including, without limitation, all obligations with respect to indemnification of Landlord and the Landlord Entities); and any such consent shall apply only to the specific transaction thereby authorized and shall not relieve Tenant from any requirement of obtaining the prior written consent of Landlord to any further sale, assignment, transfer, mortgage, pledge or hypothecation of this Lease or any interest of Tenant hereunder or to any sublease.  The requirements of this Paragraph 12.1 shall apply to any further subleasing by any subtenant. In the event of any assignment or subletting, Tenant shall pay to Landlord or its authorized managing agent (as directed by Landlord) a fee of $3,000.00 to cover Landlord’s costs of review, negotiation, preparation or execution of any documentation regarding such assignment or subletting.

(b)                                 A change in the control of Tenant shall constitute an assignment requiring Landlord’s consent.  The transfer, on a cumulative basis, of 50% or more of the voting or management control of Tenant (whether by merger, reorganization, sale or transfer of interests, or otherwise) shall constitute a change in control for this purpose.

(c)                                  If Tenant delivers a written request to Landlord for Landlord’s consent to a change in the control of Tenant as described in Paragraph 12.1(b), and includes with that written request reasonable supporting information concerning the person or group that will acquire control over Tenant, and their experience in the operation of facilities and businesses similar to the facility and business to be operated at the Premises in accordance with the use permitted hereunder, and written documentation confirming that all consents and approvals required under Tenant’s organizational documents and under any indebtedness and material contracts of Tenant for such change in control transaction to occur have been obtained (such notice , information and documentation are collectively referred to herein as the “Change in Control Review Package”), and Landlord does not consent to such transaction within thirty (30) days after receiving the Change in Control Package, then, subject to the terms set forth in this Paragraph 12.1(c), Tenant shall have an option (the “Special Purchase Option”) to purchase the Premises upon a closing date that shall occur on the sixtieth (60th) day following the earlier of (i) the date on which Landlord has delivered to Tenant its written disapproval of the proposed change in control transaction or (ii) the end of thirty (30) day period following the delivery to Landlord of the Change in Control Review Package (the earlier of such dates is referred to herein as the “Change in Control Decision Date”), for a purchase price equal to the sum of (i) all remaining payments of Basic Rent that would become payable over the remainder of the then-current Term of this Lease calculated as if this Lease were to remain in effect through the remainder of such Term, plus (ii) the amount of the Purchase Price that would be payable if Tenant exercised its option to purchase under Paragraph 17 at the end of the then-current Term (it being understood that, if such option to purchase is exercised during Period Two, no additional amount under this clause (ii) would be required) (the sum of such amounts being referred to herein as the “Special Purchase Price”).

(i)                                     Tenant shall exercise the Special Purchase Option, if at all, by giving written notice to that effect to Landlord not later than thirty (30) days following the Change in Control Decision Date.  If proper notification of the exercise of the option is not given and/or received, the option shall, with respect to the applicable change in control transaction, automatically expire.

(ii)                                  Notwithstanding anything to the contrary contained in this Paragraph 12.1(c), Tenant may not exercise the Special Purchase Option, and if previously exercised, Tenant may not consummate the purchase of the Premises pursuant to the Special Purchase Option if, at the time of such purported exercise or the time scheduled for such consummation, a Default of Tenant’s covenants in Paragraph 12.1 then exists.  Any purported exercise of the Special Purchase Option at such time shall be null and void and of no force or effect.

(iii)                               If Tenant delivers written notice of its election to exercise the Special Purchase Option, Tenant shall be required to deliver to Landlord an earnest money deposit (which shall be applicable to the Special Purchase Price) in an amount equal to five percent (5%) of the Special Purchase Price (such deposit, the “Tenant’s Special Purchase Option Deposit”).  The Tenant’s Special Purchase Option Deposit shall be made by wire transfer of immediately available funds to the Landlord in accordance with wiring instructions to be provided by it to the Tenant.  The Tenant’s Special Purchase Option Deposit shall be nonrefundable to the Tenant (except in the event of a default of the Landlord in performing its closing obligations in relation to the conveyance of the Property to the Tenant in compliance with this Paragraph 12.1(c)).

(iv)                              In the event Tenant duly exercises the Special Purchase Option and funds the Tenant’s Special Purchase Option Deposit, then, provided that no Default of its covenants as described in Paragraph 12.1 exists on the part of Tenant under this Lease on the applicable date on which the conveyance of the Premises to Tenant is scheduled to occur in accordance with this Paragraph 12.1(c), (i) Landlord shall convey title to the Premises “AS-IS, WHERE-IS, WITH ALL FAULTS” without any representation or warranty whatsoever, by quitclaim deed, subject to all real property taxes and assessments (whether or not due, payable or delinquent), all matters of record and all matters that would be disclosed by an inspection or survey of the Premises; (ii) Tenant shall execute in connection with the closing an unconditional release of Landlord and all Landlord Entities, in form and substance satisfactory to Landlord, of and from any and all claims, liabilities, damages, actions, causes of action, costs and expenses related in any way to the Premises or this Lease, whether known or unknown, suspected or unsuspected, anticipated or unanticipated (which release shall include, without limitation, a release of the matters set forth in Paragraph 6.2(d)); (iii) there shall be no proration of taxes or Operating Expenses (and Tenant shall remain responsible for all of the same, whether as Tenant or as purchaser) and Basic Rent payable hereunder shall not be prorated; and (iv) Tenant shall pay all closing costs, including recording fees, documentary tax stamps, transfer taxes, sales taxes, title insurance premiums, escrow charges, and broker commissions, if any, and other expenses attributable to transfer of title to the Premises.  Upon any conveyance of the Premises to Tenant pursuant to the Special Purchase Option, this Lease shall terminate, and the obligations of Tenant under this Lease that survive the termination of this Lease (including, without limitation, Tenant’s indemnification obligations pursuant to Paragraph 6.2(c) and Paragraph 8.5) shall survive any such conveyance of the Premises.  The closing shall be held at the offices of Landlord’s local counsel in Vermont, Gravel & Shea PC, or at such other location as the parties shall agree.

(v)                                 If Tenant timely delivers notice of exercise of the Special Purchase Option, but fails to deliver the Tenant’s Special Purchase Option Deposit to Landlord when required or fails to perform its obligations to consummate the acquisition of the Premises on the applicable closing date, then Landlord shall be entitled to retain the Tenant’s Special Purchase Option Deposit as liquidated damages, and Tenant shall have no further rights under this Paragraph 12.1(c), under Paragraph 16 or under Paragraph 17.

(vi)                              Notwithstanding anything to the contrary contained in this Paragraph 12.1(c), (i) if at the time that Tenant purports to exercise the Special Purchase Option, a Default in the payment of Rent or any other sums payable under this Lease exists, then Tenant’s purported exercise of the Special Purchase Option shall be null and void unless Tenant pays to Landlord, in addition to Tenant’s Special Purchase Option Deposit, all amounts of Rent and other sums payable under this Lease that are then in Default (which Landlord may apply in payment in such defaulted amounts), and (ii) if at the time that the conveyance of the Premises to Tenant pursuant to the Special Purchase Option is scheduled to occur, a Default in the payment of Rent or any other sums exists, then the consummation of the purchase shall not occur unless Tenant pays to Landlord, in addition to the balance of the Special Purchase Price then payable and any other sums then due, all amounts of Rent and other sums payable under this Lease that are then in Default (which Landlord may apply in payment of such defaulted amounts).  If, at the time that the conveyance of the Premises to Tenant pursuant to the Special Purchase Option is scheduled to occur, any Default on the part of Tenant exists (other than a Default a Default of

Tenant’s covenants in Paragraph 12.1, as to which the applicable provisions of Paragraph 17.2 shall apply), then, notwithstanding anything to the contrary herein, the Special Purchase Price payable by Tenant shall equal one hundred ten percent (110%) of the Special Purchase Price that would be payable in the absence of such Default, and all claims and causes of action of Landlord as a result of such Default shall survive the consummation of the purchase of the Premises, and shall not merge into the deed by which the Premises are conveyed to Tenant.  Time is of the essence of each of the terms set forth in this Paragraph 12.1(c).

12.2                        Permitted Transfers.  Notwithstanding anything in this Article 12 to the contrary, (i) Tenant may, without Landlord’s prior written consent and without constituting an assignment or sublease hereunder, sublet the Premises or assign this Lease to an entity controlling, controlled by or under common control with Tenant and (ii) the provisions of this Article 12 shall not apply to any transactions described in Sections 3.1 or 4.1 of that certain Amended and Restated Voting Agreement dated on or about the date of this Lease among Landlord, Tenant and the persons identified therein.

12.3                        Assignments by Landlord.  Subject to the terms set forth in Paragraph 16, Landlord shall have the unqualified right to sell, assign, grant a security interest in or otherwise convey any part of its interest in this Lease and the Premises, in whole or in part, without prior notice to or the consent of Tenant.  In the case of any assignment, Tenant agrees that (a) the assignee (“Assignee”) shall have the same rights, powers and privileges that Landlord has under this Lease, to the extent so assigned, from and after the date of the assignment and (b) Tenant shall execute and deliver upon request such additional documents, instruments and assurances as Landlord deems necessary in order to (y) acknowledge and confirm all of the terms and conditions of this Lease and Landlord’s or such Assignee’s rights with respect thereto and (z) preserve, protect and perfect Landlord’s or Assignee’s right, title or interest hereunder and in the Premises, including, without limitation, such UCC financing statements or amendments, control agreements, corporate or member resolutions, votes, notices of assignment of interests, and confirmations of Tenant’s obligations and representations and warranties with respect thereto as of the dates requested. Landlord may disclose this Lease to any potential Assignee.  Tenant further agrees that in any action brought by such Assignee against Tenant to enforce Landlord’s rights hereunder, Tenant will not assert against such Assignee any set-off, defense or counterclaim that Tenant may have against Landlord, Assignee, or any other person.  Unless otherwise specified by Landlord and Assignee, Tenant shall continue to pay all amounts due under the applicable Lease or Financing to Landlord; provided, however, that upon notification from Landlord and Assignee, Tenant covenants to pay all amounts due under this Lease to Assignee when due and as directed in such notice.

12.4                        Liens.  Tenant will not create or permit to exist any lien, security interest, charge or encumbrance on any part of the Premises except those created by Landlord and inchoate liens for amounts not yet delinquent.  Tenant shall obtain and record such instruments and take such steps as may be necessary to prevent any creditor, landlord, mortgagee or other entity (other than Landlord or parties claiming through Landlord) from having any lien, charge, security interest or encumbrance on any Premises.

13.                               Default; Remedies.

13.1                        Default.  The occurrence of any one of the following events shall constitute an event of default on the part of Tenant (“Default”):

(a)                                 The abandonment of the Premises by Tenant for a period exceeding thirty (30) consecutive days;

(b)                                 Failure to pay any installment of Base Rent if such failure continues for a period of three (3) days after the same is due, or failure to pay any Additional Rent, or any other monies due and payable hereunder, if such failure continues for a period of five (5) business days after Landlord’s delivery to Tenant of written notice of the delinquency;

(c)                                  A general assignment by Tenant for the benefit of creditors;

(d)                                 The filing of a voluntary petition of bankruptcy by Tenant; the filing of a voluntary petition for an arrangement; the filing of a petition, voluntary or involuntary, for reorganization; or the filing of an involuntary petition by Tenant’s creditors provided that, in the case of any such involuntary petition, such petition is not discharged within sixty (60) days;

(e)                                  Receivership, attachment, of other judicial seizure of the Premises or all or substantially all of Tenant’s assets on the Premises;

(f)                                   Failure of Tenant to maintain insurance as required by Paragraph 8.2 if such breach continues for 3 business after written notice thereof from Landlord to Tenant, provided that if Tenant shall have failed to give Landlord immediate notice (within one business day after Tenant obtains knowledge) of any policy cancellation, non-renewal or material change, then Tenant’s failure to maintain insurance as required by Paragraph 8.2 shall be an immediate Default hereunder;

(g)                                  Any breach by Tenant of its covenants under Paragraph 6.2(c) if such breach continues for 10 days after written notice thereof from Landlord to Tenant;

(h)                                 Any breach by Tenant of its covenants under Paragraph 12.1;

(i)                                     Failure in the performance of any of Tenant’s covenants, agreements, or obligations hereunder (except those failures specified as events of Default in other Paragraphs of this Paragraph 13.1 which shall be governed by such other Paragraphs), which failure continues for 30 days after written notice thereof from Landlord to Tenant; provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such 30-day period despite reasonable diligence, Tenant shall not be in default under this subparagraph unless Tenant fails thereafter diligently and continuously to prosecute the cure to completion; or

(j)                                    Any transfer of a substantial portion of the assets of Tenant, unless such transfer is undertaken in the ordinary course of Tenant’s business, or in good faith for equivalent consideration, or with Landlord’s consent.

13.2                        Remedies.  In the event of any Default by Tenant, Landlord shall have any or all of the following remedies:

(a)                                 Termination.  In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

(1)                                 the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus

(2)                                 the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(3)                                 the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(4)                                 any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, the Premises or any portion thereof, including such acts for reletting to a new lessee or lessees; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

(5)                                 such reasonable attorneys’ fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus

(6)                                 at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. As used in subparagraphs (1) and (2) above, the “worth at the time of award” is computed by allowing interest at an annual rate equal to ten percent (10%) per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph (3) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Boston at the time of award, plus one percent (1%).  Tenant waives redemption or relief from forfeiture under any present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.

(b)                                 Continuation of Lease.  In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due.

(c)                                  Re-entry.  In the event of any Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.  Landlord shall not have liability for damage to the Premises by reason of such entry or repossession, except for any damage resulting from Landlord’s gross negligence or willful misconduct.

(d)                                 Reletting.  In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Paragraph a, Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises.  In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (1) to reasonable attorneys’ fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (2) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (3) to the payment of any costs of such reletting; (4) to the payment of the costs of any alterations and repairs to the Premises; (5) to the payment of Rent due and unpaid hereunder; and (6) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder.  Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord.  Such deficiency shall be calculated and paid monthly.  Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

(e)                                  Termination.  No re-entry or taking of possession of the Premises by Landlord pursuant to this Addendum shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

(f)                                   Cumulative Remedies.  The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

(g)                                  No Surrender.  No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant’s estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.

(h)                                 Notice Provisions.  Should Landlord prepare any notice to Tenant for failure to pay rent, additional rent or perform any other obligation under the Lease, Tenant shall pay to Landlord, without any further notice from Landlord, the additional sum of $75.00 which the parties hereby agree represents a fair and reasonable estimate of the costs Landlord will incur by reason of preparing such notice.

13.3                        Late Charges.  Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Such costs include, but are not limited to, processing and accounting charges.  Accordingly, if any installment of Rent or other sum due from Tenant shall not be received by Landlord or Landlord’s designee within 4 days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to 5% of such overdue amount.  The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.  Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s Default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In addition, should Landlord be unable to negotiate any payment made by Tenant on the first attempt by Landlord and without any notice to Tenant, Tenant shall pay to Landlord a fee of $50.00 per item which the parties hereby agree represents a fair and reasonable estimate of the costs Landlord will incur by reason of Landlord’s inability to negotiate such item(s).  Notwithstanding the foregoing, before assessing a late charge the first time in any one (1) year period, Landlord shall provide Tenant written notice of the delinquency, and shall waive such late charge if Tenant pays such delinquency within five (5) days thereafter.

14.                               Condemnation.  If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of exercise of said power (all of which are herein called a “condemnation” or “taking”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs.  This Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced from and after the effective date of such taking in the same proportion as the acreage of the Premises taken bears to the total acreage of the Premises prior to the taking.  Subject to the provisions of this Paragraph, any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord; provided, however, that Tenant shall be entitled to any compensation, separately awarded to Tenant, for Tenant’s relocation expenses and/or loss of Tenant’s trade fixtures.  Tenant shall, at its sole cost and expense, promptly and diligently repair and restore the Premises and replace any items of equipment, machinery or Personal Property included within the definition of the Premises that were completely or substantially taken (or that were rendered beyond repair or the residual value of which were materially impaired as a result of such taking), as near as possible to the condition, operation, function and value as existed immediately prior to such taking, in a good and workmanlike manner, in compliance with all applicable laws, rules, regulations, codes and ordinances, and free and clear of mechanics’ and any other liens.  Provided no Default then exists (or any Default which therefore existed has been cured to Landlord’s satisfaction and waived by Landlord in its discretion), Tenant shall be entitled to receive (and Landlord shall pay over to Tenant, if received by Landlord) the net severance damages actually received by Landlord by reason of such taking, in an amount not in excess of the actual, out-of-pocket costs incurred by Tenant in connection with the repair and restoration of the Premises.  If a Default then exists which has not been cured to Landlord’s satisfaction and waived by Landlord, such net severance damages shall be retained by Landlord, and Landlord shall have no obligation to release such net severance damages to Tenant unless and until the Default is cured, and in such case the net severance damages to be released to Tenant shall not exceed the actual, out-of-pocket costs incurred by Tenant in connection with the repair and restoration of the Premises.  Tenant shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.  Notwithstanding the foregoing, if all or any material portion of the Premises, or reasonable access to the Premises, is subject to a taking or condemnation within the last two hundred seventy (270) days of the Term, Tenant shall have the right to terminate this Lease by delivering written notice thereof to Landlord, assigning to Landlord all of the proceeds of such taking or condemnation, and complying with its obligations under Paragraph 7.4 (excluding any obligation to restore the Premises).

15.                               Estoppel Certificate; Further Assurances; Tenant’s Representations.

15.1                        Estoppel Certificate.  Each party (herein referred to as “Responding Party”) shall within 10 days after written notice from the other Party (the “Requesting Party”) execute, acknowledge, and deliver to the Requesting Party, to the extent it can truthfully do so, an estoppel certificate in a form reasonably acceptable to Landlord, or any of Landlord’s lenders or any prospective purchasers of the Premises, plus such additional information, confirmation, and statements as be reasonably requested by the Requesting Party.

15.2                        Further Assurances.  During the Term Tenant shall, on request of Landlord, (i) promptly correct any defect or error which may be discovered in the contents of this Lease or in any other instrument executed in connection herewith or in the execution or acknowledgment thereof as may be necessary, desirable or proper to carry out more effectively the purposes of this Lease or such other document; (ii) execute, acknowledge, deliver and record or file such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Lease and to subject to this Lease any property intended by the terms hereof to be covered hereby including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Premises; (iii) execute, acknowledge, deliver, procure and record or file any document or instrument deemed advisable by Landlord to protect its rights in and to the Premises against the rights or interests of third persons; and (iv) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of Landlord to enable Landlord to comply with the requirements or requests of any agency or authority having jurisdiction over them.

15.3                        Tenant’s Representations.  Tenant represents and warrants to Landlord that as of the date of this Lease: (a) Tenant’s name set forth in the signature block below is Tenant’s full and accurate legal name; (b) Tenant is a limited liability company organized under the laws of Delaware; (c) Tenant’s “location” (within the meaning of Uniform Commercial Code Section 9-307) is 480 Hercules Drive, Colchester, Vermont 05446; (d) Tenant’s organizational number assigned to it by its jurisdiction of organization is 5273812; and (e) Tenant’s federal tax identification number is 45-3619476.  Tenant shall notify Landlord in writing at least 30 days in advance of any change in the foregoing information during the Lease Term.

16.                               Right of First Refusal.

16.1                        Provided that no Default on the part of Tenant then exists, from and after the date hereof and at any time during the initial Term and either of the Option Periods (as defined in Addendum #1 to this Lease), unless earlier terminated as provided below, Tenant shall have a right of first refusal to acquire the Premises on the terms set forth in this Paragraph 16, and Landlord shall not consummate the sale, transfer or other disposition or conveyance of all or part of Landlord’s interest in the Premises to any unaffiliated third party, until and unless Landlord shall have obtained a bona fide offer therefor (the “Offer”), delivered written notice to Tenant, which notice shall contain the name of the offeror, the address of the offeror, and a true and accurate copy of the Offer, and shall include an offer to sell, transfer or otherwise dispose of such interest to Tenant for a price equal to 110% of the gross sales price contained in the Offer (the “Tenant’s Offer Price”) and on all of the terms applicable to the Offer except to the extent superseded by this Paragraph 16 (such price and terms, “Tenant’s Offer”).  For purposes of clarity, this right of first refusal shall not apply to any transfer or conveyance by Landlord to any person directly or indirectly controlled by, controlling or under common control with Landlord (so long as such entity remains directly or indirectly controlled by, controlling or under common control with Landlord), nor shall it apply to the grant by Landlord of any easement or encumbrance of any portion of the Premises with any covenants, conditions or restrictions or any involuntary lien or attachment.  Further, this right of first refusal shall not apply to any encumbrance or conveyance of the Premises or any portion thereof as security for any financing or extension of credit obtained by Landlord, or to any transfer or conveyance of the Premises or any portion thereof in connection with the consummation of a foreclosure, sale pursuant to a power of sale or transfer in lieu of foreclosure or any other similar transaction with respect to the Premises or any portion thereof as security for any such financing or extension of credit.  The right of first refusal granted hereunder shall be extinguished, and null, void and of no further force or effect, upon any transfer or conveyance of the Premises or any portion thereof in connection with the consummation of a foreclosure, sale pursuant to a power of sale or transfer in lieu of foreclosure or any other similar transaction with respect to the Premises or any portion thereof as security for any such financing or extension of credit.

16.2                        If Tenant shall either deliver written notice of rejection of the Tenant’s Offer to Landlord or fail to deliver written notice of acceptance of the Tenant’s Offer within fifteen (15) days after the date of receipt of Landlord’s notice, Tenant’s right of first refusal hereunder shall conclusively be deemed to be waived with respect to any sale, transfer or other disposition of the

Premises (or applicable portion thereof to which the Offer applied) consummated during the period of two hundred seventy (270) days thereafter, provided that the gross sales price in connection with such sale is not less than the gross sales price contained in the Offer as disclosed in writing to Tenant.  Provided that the gross sales price in connection with such sale is equal to or greater than the price contained in the Offer as disclosed in writing to Tenant.  Landlord shall be free to sell, transfer and dispose of the Premises or applicable portion thereof during such two hundred seventy (270) day period to any person and on any terms whatsoever, and if Landlord consummates such a sale, transfer or disposition within such two hundred seventy (270) day period, the purchaser or transferee shall acquire the Premises or applicable portion thereof free and clear of the Tenant’s right of first refusal set forth in this Paragraph 16 (which shall be extinguished, null, void and of no further force or effect upon such sale, transfer or disposition with respect to the Premises or applicable portion thereof so disposed of).  If, however, Landlord does not consummate any such sale, transfer or other disposition of the Premises (or applicable portion thereof to which the Offer applied) within such two hundred seventy (270) day period, then Tenant’s right of first refusal provided for in Paragraph 16.1 shall once again apply, and if Landlord proposes to consummate any such sale, transfer or other disposition of the Premises (or applicable portion thereof to which the Offer applied) within such two hundred seventy (270) day period pursuant to a new Offer under which the gross sales price is less than the gross sales price contained in the initial Offer as disclosed in writing to Tenant, then Landlord shall not consummate such sale, transfer or other disposition of the Premises (or applicable portion thereof to which the Offer applied) without first giving a notice of such new Offer to Tenant in compliance with the terms of Paragraph 16.1.

16.3                        In the event Tenant rejects the Tenant’s Offer or fails to accept the Tenant’s Offer, this Lease and all of its terms and conditions shall nevertheless remain in full force and effect and Landlord and any purchaser or purchasers of the Premises or any Improvements shall be bound thereby, except as provided in Subparagraphs 16.1 and 16.2.

16.4                        In order to accept the Tenant’s Offer, Tenant shall deliver written notice of acceptance of the Tenant’s Offer within fifteen (15) days after the date of receipt of Landlord’s notice, and, notwithstanding anything to the contrary contained in the Offer, shall be required to deliver to Landlord an earnest money deposit (which shall be applicable to the Tenant’s Offer Price) in an amount equal to the greater of (a) five percent (5%) of the Tenant’s Offer Price or (b) 110% of the amount of the earnest money deposit provided for in the Offer (such deposit, the “Tenant’s Offer Deposit”).  The Tenant’s Offer Deposit shall be made by wire transfer of immediately available funds to the Landlord in accordance with wiring instructions to be provided by it to the Tenant.  The Tenant’s Offer Deposit shall be nonrefundable to the Tenant (except in the event of a default of the Landlord in performing its closing obligations in relation to the conveyance of the Property to the Tenant in compliance with this Paragraph 16).  In the event Tenant duly accepts the Tenant’s Offer, then, notwithstanding the terms of the Offer (i) Landlord shall convey title to the Premises or applicable portion thereof “AS-IS, WHERE-IS, WITH ALL FAULTS” without any representation or warranty whatsoever, by quitclaim deed, subject to all real property taxes and assessments (whether or not due, payable or delinquent), all matters of record and all matters that would be disclosed by an inspection or survey of the Premises or applicable portion thereof; (ii) Tenant shall execute in connection with the closing an unconditional release of Landlord and all Landlord Entities, in form and substance satisfactory to Landlord, of and from any and all claims, liabilities, damages, actions, causes of action, costs and expenses related in any way to the Premises or applicable portion thereof or this Lease, whether known or unknown, suspected or unsuspected, anticipated or unanticipated (which release shall include, without limitation, a release of the matters set forth in Paragraph 6.2(d));  (iii) there shall be no proration of taxes or Operating Expenses (and Tenant shall remain responsible for all of the same, whether as Tenant or as purchaser) but Basic Rent payable hereunder attributable to the Premises or applicable portion thereof to be conveyed shall be prorated; and (iv) Tenant and Landlord shall pay all closing costs, including recording fees, documentary tax stamps, transfer taxes, sales taxes, title insurance premiums, escrow charges, and broker commissions, if any, and other expenses attributable to transfer of title to the Premises or applicable portion thereof in accordance with local custom and practice in the jurisdiction where the Premises are located.  Upon such conveyance, this Lease shall terminate with respect to the Premises or applicable portion thereof so conveyed to Tenant, and the obligations of Tenant under this Lease that survive the termination of this Lease (including, without limitation, Tenant’s indemnification obligations pursuant to Paragraph 6.2(c) and Paragraph 8.5) shall survive any such conveyance of the Premises or applicable portion thereof to Tenant pursuant to this Paragraph 16.  Notwithstanding anything to the contrary contained in the Offer, the closing for the conveyance of the Premises or applicable portion thereof to Tenant shall occur on the date (the “Tenant’s Offer Closing Date”) selected by Landlord upon not less than ten (10) days written notice to Tenant, provided that the Tenant’s Offer Closing Date shall not be later than the sixtieth (60th) day following the date Tenant’s notice of acceptance of the Offer was received by Landlord.  The closing shall be held at the offices of Landlord’s local counsel in Vermont, Gravel & Shea PC, or at such other location as the parties shall agree.

16.5                        If Tenant timely delivers written notice of acceptance of the Tenant’s Offer, but fails to deliver the Tenant’s Offer Deposit to Landlord when required or fails to perform its obligations to consummate the acquisition of the Premises or applicable portion thereof on the Tenant’s Offer Closing Date, then Landlord shall be entitled to retain the Tenant’s Offer Deposit as liquidated damages, and Tenant shall have no further rights under this Paragraph 16 or under Paragraph 12.1(c) or Paragraph 17.

16.6                        Time is of the essence of each of the terms set forth in this Paragraph 16.

17.                               Option to Purchase.

17.1                        Subject to the terms set forth in this Paragraph 17, Tenant is hereby granted the option to purchase the Premises upon a closing date that shall occur upon the expiration of the initial Term or upon the expiration of the Option Period for Period One (as defined in Addendum #1 to this Lease), as applicable, for: (i) if at the expiration of the initial Term, a purchase price equal to $4,590,000, which Landlord and Tenant hereby agree represents the fair market value of the Premises as of the expiration of the initial Term, and (ii) if at the expiration of Period One, a purchase price equal to $1,440,000, which Landlord and Tenant hereby agree represents the fair market value of the Premises as of the expiration of Period One (each, as applicable, the “Purchase Price”), but only if the purchase option provided for in this Paragraph 17 shall not have theretofore been terminated or extinguished pursuant to the terms set forth in this Lease.

17.2                        Tenant shall exercise this purchase option, if at all, by giving written notice to that effect to Landlord (a) in the case of the option to purchase at the expiration of the initial Term, by not later than six (6) months prior to the end of the initial Term but not earlier than twelve (12) months prior to the end of the initial Term, and (b) in the case of the option to purchase at the expiration of Period One, by not later than six (6) months prior to the end of Period One but not earlier than twelve (12) months prior to the end of Period One.  Tenant’s exercise of the extension option pursuant to Addendum #1 with respect to Period One shall preclude any subsequent exercise of the option to purchase the Premises pursuant to this Paragraph 17 at the expiration of the initial Term, and Tenant’s exercise of the extension option pursuant to Addendum #1 with respect to Period Two shall preclude any subsequent exercise of the option to purchase the Premises pursuant to this Paragraph 17 at the expiration of Period One.  If proper notification of the exercise of the option is not given and/or received, the option shall, with respect to the applicable period, automatically expire.  Notwithstanding anything to the contrary contained in this Paragraph 17, Tenant may not exercise the option to purchase the Premises pursuant to this Paragraph 17, and if previously exercised, Tenant may not consummate the purchase of the Premises pursuant to this Paragraph 17 if, at the time of such purported exercise or the time scheduled for such consummation, a Default of Tenant’s covenants in Paragraph 12.1 then exists.  Any purported exercise of the option at such time shall be null and void and of no force or effect.

17.3                        If Tenant delivers written notice of its election to exercise the purchase option provided for in this Paragraph 17, Tenant shall be required to deliver to Landlord an earnest money deposit (which shall be applicable to the Purchase Price payable by Tenant pursuant to the option) in an amount equal to five percent (5%) of the Purchase Price (such deposit, the “Tenant’s Option Deposit”).  The Tenant’s Option Deposit shall be made by wire transfer of immediately available funds to the Landlord in accordance with wiring instructions to be provided by it to the Tenant.  The Tenant’s Option Deposit shall be nonrefundable to the Tenant (except in the event of a default of the Landlord in performing its closing obligations in relation to the conveyance of the Property to the Tenant in compliance with this Paragraph 17).

17.4                        In the event Tenant duly exercises its purchase option and funds the Tenant’s Option Deposit, then, provided that no Default of its covenants as described in Paragraph 12.1 exists on the part of Tenant under this Lease on the applicable date on which the conveyance of the Premises to Tenant is scheduled to occur in accordance with Paragraph 17(a), (i) Landlord shall convey title to the Premises “AS-IS, WHERE-IS, WITH ALL FAULTS” without any representation or warranty whatsoever, by quitclaim deed, subject to all real property taxes and assessments (whether or not due, payable or delinquent), all matters of record and all matters that would be disclosed by an inspection or survey of the Premises; (ii) Tenant shall execute in connection with the closing an unconditional release of Landlord and all Landlord Entities, in form and substance satisfactory to Landlord, of and from any and all claims, liabilities, damages, actions, causes of action, costs and expenses related in any way to the Premises or this Lease, whether known or unknown, suspected or unsuspected, anticipated or unanticipated (which release shall include, without limitation, a release of the matters set forth in Paragraph 6.2(d)); (iii) there shall be no proration of taxes or Operating Expenses (and Tenant shall remain responsible for all of the same, whether as Tenant or as purchaser) but Basic Rent payable hereunder shall be prorated; and (iv) Tenant shall pay all closing costs, including recording fees, documentary tax stamps, transfer taxes, sales taxes, title insurance premiums, escrow charges, and broker commissions, if any, and other expenses attributable to transfer of title to the Premises.  Upon any conveyance of the Premises to Tenant pursuant to the purchase option, this

Lease shall terminate, and the obligations of Tenant under this Lease that survive the termination of this Lease (including, without limitation, Tenant’s indemnification obligations pursuant to Paragraph 6.2(c) and Paragraph 8.5) shall survive any such conveyance of the Premises.  The closing shall be held at the offices of Landlord’s local counsel in Vermont, Gravel & Shea PC, or at such other location as the parties shall agree.

17.5                        If Tenant timely delivers notice of exercise of the option, but fails to deliver the Tenant’s Option Deposit to Landlord when required or fails to perform its obligations to consummate the acquisition of the Premises on the applicable closing date, then Landlord shall be entitled to retain the Tenant’s Option Deposit as liquidated damages, and Tenant shall have no further rights under Paragraph 12.1(c) or Paragraph 16 or this Paragraph 17.

17.6                        Notwithstanding anything to the contrary contained in this Paragraph 17, (i) if at the time that Tenant purports to exercise the purchase option contained in this Paragraph 17, a Default in the payment of Rent or any other sums payable under this Lease exists, then Tenant’s purported exercise of the purchase option shall be null and void unless Tenant pays to Landlord, in addition to Tenant’s Option Deposit, all amounts of Rent and other sums payable under this Lease that are then in Default (which Landlord may apply in payment in such defaulted amounts), and (ii) if at the time that the conveyance of the Premises to Tenant pursuant to the purchase option contained in this Paragraph 17 is scheduled to occur, a Default in the payment of Rent or any other sums exists, then the consummation of the purchase shall not occur unless Tenant pays to Landlord, in addition to the balance of the Purchase Price then payable and any other sums then due, all amounts of Rent and other sums payable under this Lease that are then in Default (which Landlord may apply in payment of such defaulted amounts).  If, at the time that the conveyance of the Premises to Tenant pursuant to the purchase option contained in this Paragraph 17 is scheduled to occur, any Default on the part of Tenant exists (other than a Default a Default of Tenant’s covenants in Paragraph 12.1, as to which the applicable provisions of Paragraph 17.2 shall apply), then, notwithstanding anything to the contrary herein, the Purchase Price payable by Tenant shall equal one hundred ten percent (110%) of the Purchase Price that would be payable in the absence of such Default, and all claims and causes of action of Landlord as a result of such Default shall survive the consummation of the purchase of the Premises, and shall not merge into the deed by which the Premises are conveyed to Tenant.

17.7                        Time is of the essence of each of the terms set forth in this Paragraph 17.

18.                               Additional Covenants and Provisions.

18.1                        Severability.  The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall not affect the validity of any other provision hereof.

18.2                        Interest on Past-Due Obligations.  Any monetary payment due Landlord hereunder not received by Landlord within 10 days following the date on which it was due shall bear interest from the date due at 10% per annum, but not exceeding the maximum rate allowed by law in addition to the late charge provided for in Paragraph 13.3.

18.3                        Time of Essence.  Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

18.4                        Landlord Liability.  Tenant, its successors, and assigns shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Premises.  Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease.  In no event whatsoever shall Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, or stockholders of Landlord) ever be personally liable for any such liability.  Wherever in this Lease Landlord’s consent or approval is required, if Landlord refuses to grant such consent or approval, whether or not Landlord expressly agreed that such consent or approval would not be unreasonably withheld, Tenant’s sole remedy shall be an action or proceeding to enforce such provision, by specific performance, injunction, declaratory judgment.  Subject to the foregoing, in no event shall Landlord be liable for, and Tenant, on behalf of itself and all other subtenants or occupants of the Premises and Tenant’s respective agents, contractors, subcontractors, employees, invitees or licensees, hereby waives any claim for, any indirect, consequential or punitive damages, including loss of profits or business opportunity, arising under or in connection with this Lease.

18.5                        No Prior or Other Agreements.  This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and supersedes all prior or contemporaneous oral or written agreements or understandings.

18.6                        Notice Requirements.  Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by United Parcel Service or another reputable commercial overnight courier that guarantees next day delivery and provides a receipt, or (d) by email.  A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by written notice to Tenant.

18.7                        Date of Notice.  Any notice sent by certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon.  Notices delivered by United Parcel Service or an overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to United Parcel Service or courier.  If any notice is transmitted by email, the notice shall be deemed received on the date of transmission, provided that the sender obtains evidence of transmission acceptance or verification and, if the transmission occurs after 5:00 p.m. (at the destination), then on the next business day.  If notice is received on a Saturday, Sunday, or legal holiday, it shall be deemed received on the next business day.

18.8                        Waivers.  No waiver by Landlord of a Default by Tenant shall be deemed a waiver of any other term, covenant, or condition hereof, or of any subsequent Default by Tenant of the same or any other term, covenant, or condition hereof. In addition the acceptance by Landlord of any rent or other payment after it is due, whether or not a notice of default has been served or any action has been filed by Landlord thereon, shall not be deemed a waiver of Landlord’s rights to proceed on any notice of default or action which has been filed against Tenant based upon Tenant’s breach of the Lease.

18.9                        Holdover.  Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease.  If Tenant holds over with the consent of Landlord:  (a) the Base Rent payable shall be increased to 150% of the Base Rent applicable during the month immediately preceding such expiration or earlier termination; (b) Tenant’s right to possession shall terminate on 30 days’ notice from Landlord; and (c) all other terms and conditions of this Lease shall continue to apply.  Nothing contained herein shall be construed as a consent by Landlord to any holding over by Tenant.  Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs, and expenses, including, without limitation, attorneys’ fees incurred or suffered by Landlord by reason of Tenant’s failure to surrender the Premises on the expiration or earlier termination of this Lease in accordance with the provisions of this Lease.

18.10                 Cumulative Remedies.  No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies in law or in equity.

18.11                 Binding Effect: Choice of Law.  This Lease shall be binding upon the Parties, their personal representatives, successors, and assigns, and be governed by the laws of the State in which the Premises are located.  Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

18.12                 Landlord.  The covenants and obligations contained in this Lease on the part of Landlord are binding on Landlord, its successors, and assigns only during their respective period of ownership of an interest in the Improvements.  In the event of any transfer or transfers of such title to the Improvements, Landlord (and, in the case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement, of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.

18.13                 Attorneys’ Fees and Other Costs.  If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding shall be entitled to reasonable attorneys’ fees.  The term “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought.  Landlord shall be entitled to attorneys’ fees, costs, and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting breach.  Tenant shall reimburse Landlord on demand for all reasonable legal, engineering, and other professional services expenses incurred by Landlord in connection with all requests by Tenant or any lender of Tenant for consent, waiver or approval of any kind.

18.14                 Landlord’s Access; Showing Premises; Repairs.  Landlord and Landlord’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon one (1) business day notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements, or additions to the Premises, as Landlord may reasonably deem necessary.  Landlord may at any time place on or about the Premises any ordinary “For Sale” signs, and Landlord may at any time during the last 180 days of the term hereof place on or about the Premises any ordinary “For

Lease” signs.  All such activities of Landlord shall be without abatement of rent or liability to Tenant.  Any entry by Landlord or Landlord’s agents shall not impair Tenant’s operations more than reasonably necessary, and shall comply with Tenant’s reasonable security measures.

18.15                 Signs.  Tenant shall not place any signs at or upon the exterior of the Premises, except that Tenant may, with Landlord’s prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Tenant’s own business so long as such signs are in a location designated by Landlord and comply with sign ordinances.  Notwithstanding the foregoing, Tenant shall be permitted to maintain, repair, and replace Tenant’s existing signage on the Premises, without notice to or consent from Landlord, but shall remove such signage at the end of the Term in compliance with Paragraph 7.4.

18.16                 Termination; Merger.  Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Default by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Landlord shall, in the event of any such surrender, termination, or cancellation, have the option to continue any one or all of any existing subtenancies.  Landlord’s failure within 10 days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest shall constitute Landlord’s election to have such event constitute the termination of such interest.

18.17                 Quiet Possession.  TENANT ACKNOWLEDGES AND AGREES THAT IT IS LEASING THE PREMISES SUBJECT TO (A) THE EXISTING STATE OF TITLE, (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF (IF ANY), (C) ANY STATE OF FACTS REGARDING ITS PHYSICAL CONDITION OR WHICH AN ACCURATE SURVEY MIGHT SHOW, (D) ALL LAWS, REGULATIONS, RULES AND ORDERS AFFECTING THE PREMISES, AND (E) ANY VIOLATIONS OF LAWS, REGULATIONS, RULES AND ORDERS AFFECTING THE PREMISES WHICH MAY EXIST ON THE DATE HEREOF.  Upon payment by Tenant of the Base Rent and Additional Rent for the Premises and the performance of all of the covenants, conditions, and provisions on Tenant’s part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire term hereof, with respect to the claims of any persons deriving any interest in the Premises through Landlord, however, such enjoyment shall be subject to the terms, provisions, covenants, agreements and conditions of this Lease.  Tenant shall promptly notify Landlord in the event it receives actual knowledge that a lien has been asserted or recorded with respect to the Premises or the Rent.

18.18                 Subordination; Attornment; Non-Disturbance.

(a)                                 Subordination.  Subject to the nondisturbance provisions of subparagraph (c) of this Paragraph 18.18, this Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or mortgage (collectively, “Mortgage”) now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements, and extensions thereof.  Tenant agrees that any person holding any Mortgage shall have no duty, liability, or obligation to perform any of the obligations of Landlord under this

Lease.  In the event of Landlord’s default with respect to any such obligation, Tenant will give any Lender, whose name and address have previously been furnished in writing to Tenant, notice of a default by Landlord.  Tenant may not exercise any remedies for default by Landlord unless and until Landlord and the Lender shall have received written notice of such default and a reasonable time (not less than 90 days) shall thereafter have elapsed without the default having been cured.  If any Lender shall elect to have this Lease superior to the lien of its Mortgage and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Mortgage.  The provisions of a Mortgage relating to the disposition of condemnation and insurance proceeds shall prevail over any contrary provisions contained in this Lease.

(b)                                 Attornment.  Subject to the nondisturbance provisions of subparagraph (c) of this Paragraph 18.18, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Mortgage. In the event of such foreclosure, such new owner shall not:  (i) be liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Tenant might have against any prior Landlord, or (iii) be liable for security deposits or be bound by prepayment of more than one month’s rent.

(c)                                  Non-Disturbance.  Notwithstanding anything in this Lease to the contrary, with respect to any Mortgage entered into by Landlord after the execution of this Lease, Tenant’s subordination of this Lease shall be subject to receiving assurance (a “nondisturbance agreement”) from the Mortgage holder, in form reasonably satisfactory to Tenant, providing for recognition of Tenant’s interests under this Lease in the event of a foreclosure of the lender’s security interest or termination of the Mortgage so long as Tenant is not in default and attorns to the purchaser at such foreclosure.

(d)                                 Self-Executing.  The agreements contained in this Paragraph 18.18 shall be effective without the execution of any further documents; provided, however, that upon written request from Landlord or a Lender in connection with a sale, financing, or refinancing of Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any such subordination or nonsubordination, attornment, and/or nondisturbance agreement, as is provided for herein.  Landlord is hereby irrevocably vested with full power to subordinate this Lease to a Mortgage.

18.19                 Intent.  With respect to any items of equipment, machinery or Personal Property included within the definition of the Premises, this is intended to be a “finance lease” as defined in Article 2A of the Uniform Commercial Code.  The parties’ intent that this Lease be a “finance lease” within the meaning of Article 2A of the Uniform Commercial Code with respect to such items shall have no effect on the characterization of this Lease for accounting purposes, which characterization shall be made by each party independently on the basis of generally accepted accounting principles.  If, notwithstanding the express intention of Landlord and Tenant to enter into a true lease, this Lease is ever deemed by a court of competent jurisdiction to be a lease intended for security with respect to any portion of the Premises, Tenant does hereby grant to Landlord a security interest in all of its right, title and interest in, to and arising under this Lease, the Premises, including any items of equipment, machinery or Personal Property included within the definition of the Premises, and the proceeds thereof to secure the payment and performance by Tenant of all of its liabilities and obligations arising under this Lease, and Landlord shall have all of the rights and remedies of a secured party under applicable law in addition to all of its rights and remedies under the terms and conditions hereof.  Tenant hereby agrees and does hereby appoint Landlord or its assigns its true and lawful attorney-in-fact to prepare Uniform Commercial Code financing statements or other instruments necessary, and authorizes Landlord to cause this Lease or other instruments in Landlord’s determination, to be filed or recorded at Tenant’s expense in order to protect Landlord’s interest in the Premises, including any items of equipment, machinery or Personal Property included within the definition of the Premises, and grants Landlord the right to execute and deliver such instruments for and on behalf of Tenant.  If requested by Landlord, then Tenant agrees to execute and deliver any such instruments and agrees to pay or reimburse Landlord for any searches, filings, recordings, inspections, fees, taxes or any other costs incurred as necessary to protect Landlord’s interest in the Premises, including any items of equipment, machinery or Personal Property included within the definition of the Premises.  In the event this Lease is ever deemed by a court of competent jurisdiction to be a lease intended for security with respect to any portion of the Premises, then, notwithstanding any provisions contained in this Lease, neither Landlord nor any Assignee shall be entitled to receive, collect or apply as interest any amount in excess of the maximum rate or amount permitted by applicable law.  In the event Landlord or any Assignee ever receives, collects or applies as interest any amount in excess of the maximum amount permitted by applicable law, such excess amount shall be applied to the unpaid principal balance and any remaining excess shall be refunded to Tenant.  In determining whether the interest paid or payable under any specific contingency exceeds the maximum rate or amount permitted by applicable law, Landlord and Tenant shall, to the maximum extent permitted under applicable law, characterize any non-principal payment as an expense or fee rather than as interest, exclude voluntary prepayments and the effect thereof, and spread the total amount of interest over the entire term of this Lease and all Leases and Financings.

18.20                 Security Measures.  Tenant acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures.  Landlord has no obligations to provide same.  Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents, and invitees and their property from the acts of third parties.

18.21                 Force Majeure.  In the event that Tenant is delayed, directly or indirectly, from the performance of any act required under the terms hereof by acts of God, accidents, fire, floods, inclement weather, governmental action, strikes or labor difficulties of any and all kinds, shortages of or delay in the delivery of material, acts of war, riot and civil commotion, or by any similar cause reasonably beyond the control of Tenant excluding any such delay caused by Tenant’s lack of or inability to procure monies to pay Rent or fulfill Tenant’s other obligations under this Lease, and provided that, in each of the foregoing cases, (a) Tenant gives notice of such delay to the Landlord within thirty (30) days after Tenant obtains knowledge of the event resulting in such delay, and (b) Tenant uses all commercially reasonable efforts to mitigate the delay caused by such event (“Force Majeure”), as the case may be, such failure (except for the payment of Rent or other sums required by this Lease) shall not be deemed to be a breach of this Lease or a violation of any such covenants and the time within which Tenant must perform any said act shall be extended by a period of time equal to the period of delay arising from Force Majeure (subject to any specific limit on the extension of time available as a result of Force Majeure provided for in this Lease).

18.22                 Reservations.  Landlord reserves the right to grant such easements that Landlord deems necessary and to cause the recordation of parcel maps, so long as such easements and maps do not unreasonably interfere with the use of the Premises by Tenant.  Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easements or maps.

18.23                 Conflict.  Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

18.24                 Offer.  Preparation of this Lease by either Landlord or Tenant or Landlord’s agent or Tenant’s agent and submission of same to Tenant or Landlord shall not be deemed an offer to lease.  This Lease is not intended to be binding until executed and delivered by all Parties hereto.

18.25                 Amendments.  This Lease may be modified only in writing, signed by the parties in interest at the time of the modification.

18.26                 Multiple Parties.  Except as otherwise expressly provided herein, if more than one person or entity is named herein as Tenant, the obligations of such persons shall be the joint and several responsibility of all persons or entities named herein as such Tenant.

18.27                 Authority.  Landlord and Tenant hereby represent that each person signing on behalf of Landlord or Tenant, respectively, is authorized to execute and deliver this Lease and to make it a binding obligation of Landlord or Tenant.

[signatures on following page]

The parties hereto have executed this Lease at the place and on the dates specified below their respective signatures.

LANDLORD
CLEAN ENERGY,
a California corporation

By:	/s/ Andrew Littlefair

Name: Andrew J. Littlefair

Title: President and Chief Executive Officer

Executed at: Newport Beach, CA

on: October 14, 2014

Address: 4675 MacArthur Court, Suite 800
Newport Beach, CA 92660

Attention: Vice President and General Counsel
Email: njensen@cleanenergyfuels.com

TENANT
NG ADVANTAGE LLC,
a Delaware limited liability company

By:	/s/ Tom Evslin

Name: Tom Evslin

Title: Chief Executive Officer

Executed at: Colchester, VT

on: October 14, 2014

Address: 480 Hercules Drive
Colchester, VT 05446

Attention: Tom Evslin
Email: tevslin@ngadvantage.com

GLOSSARY

The following terms in the Lease are defined in the paragraphs opposite the terms.

TERM DEFINED IN PARAGRAPH

Additional Rent	4.1
Assign	12.1
Assignee	12.3
Base Rent	1.4
Basic Provisions	1
Casualty	9.1
CERCLA	6.2(e)(i)
Change in Control Decision Date	12.1(c)
Change in Control Review Package	12.1(c)
Claims	6.2(c)
Commencement Date	1.3
Condemnation	14
Default	13.1
Effective Date	1.1
Excluded Taxes	4.1
Expiration Date	1.3
Force Majeure	18.21
HVAC	4.2(a)(x)
Hazardous Substance	6.2(d)(vii)(A)
Environmental Requirements	6.2(e)(ii)
Expiration Date	1.3
Improvements	1.2(b)
Indemnity	8.5
Landlord	1.1
Landlord Entities	6.2(c)
Lease	1.1
Lease-Related Taxes	10.2
Lenders	6.4
Mortgage	18.18
Note	1.2
Offer	16.1
Operating Agreement	16.6
Operating Expenses	4.2
Option Period	Addendum #1

Party/Parties	1.1
Period One	Addendum #1
Permits	7.3
Permitted Use	1.8
Personal Property	1.2(c)
Premises	1.2
Prevailing Party	18.13
Purchase Agreement	1.2
Purchase Price	17.1
RCRA	6.2(e)(i)
Real Property	1.2(a)
Rent	4.1
Requesting Party	15.1
Responding Party	15.1
Security Deposit	1.7, 5
Special Purchase Option	12.1(c)
Special Purchase Price	12.1(c)
Special Upgrade Work Rent Payment	1.4
Special Upgrade Work Rent Payment Date	1.4
Taxes	4.1
Tenant	1.1
Tenant’s Offer	16.1
Tenant’s Offer Closing Date	16.4
Tenant’s Offer Deposit	16.4
Tenant’s Offer Price	16.4
Tenant’s Option Deposit	17.3
Tenant’s Share	1.5
Tenant’s Special Purchase Option Deposit	12.1(c)(iii)
Term	1.3
Upgrade In-Service Date	7.3
Upgrade Rental Increment	1.4
Upgrade Work	7.3
Use	6.1

ADDENDUM #1

(Option to Extend)

This Addendum #1 (Option to Extend) (this “Addendum”) is a part of the Lease dated October 14, 2014, by and between Clean Energy, a California corporation (“Landlord”), and NG Alternative LLC, a Delaware limited liability company (“Tenant”).

1.                                      Option to Extend.  Landlord hereby grants to Tenant an option to extend the term of this Lease for the following periods (“Option Periods”) commencing when the prior term expires, on the terms set forth in this Addendum:

October 14, 2021 to October 13, 2028 (“Period One”)

October 14, 2028 to October 13, 2035 (“Period Two”)

2.                                      Exercise Dates.  For purposes of Paragraph 4 of this Addendum,

a.                                      the Earliest Exercise Date is twelve (12) months prior to the date that the Option Period would commence, and

b.                                      the Last Exercise Date is six (6) months prior to the date that the Option Period would commence.

3.                                      Monthly Base Rent.  The monthly Base Rent for each month during Period One shall be $62,100.  The monthly Base Rent for each month during Period Two shall be $23,000.  Tenant’s obligations with respect to Additional Rent shall continue to apply during each Option Period, on the same terms as are set forth in the Lease.

4.                                      Conditions to Exercise of Option.  Tenant’s right to extend is conditioned upon and subject to each of the following:

a.                                      In order to exercise an option to extend, Tenant must give written notice of such election to Landlord and Landlord must receive the same by the Last Exercise Date but not prior to the Earliest Exercise Date.  If proper notification of the exercise of an option is not given and/or received, such option shall automatically expire.  Options (if there are more than one) may only be exercised consecutively.  Failure to exercise an option terminates that option and all subsequent options.  Tenant acknowledges that because of the importance to Landlord of knowing no later than the Last Exercise Date whether or not Tenant will exercise the option, the failure of Tenant to notify Landlord by the Last Exercise Date will conclusively be presumed an election by Tenant not to exercise the option, time being of the essence.

b.                                      Tenant shall have no right to exercise an option if Tenant is in Default at the time of exercise or immediately prior to the commencement of an Option Period.  The period of time within which an option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise an option because of the provisions of this paragraph.

c.                                       All of the terms and conditions of this Lease, except where specifically modified by this Addendum, shall apply.

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d.                                      The options are personal to Tenant and any transferee permitted under Section 12.2 of the Lease and cannot be assigned or exercised by anyone other than Tenant and any such transferee.

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